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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 15, 2015

DEAR TETRA TECH STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, on Thursday, March 5, 2015, at 10:00 a.m. Pacific Time.

        Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.

        We use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

        Thank you for your continued support of Tetra Tech. We look forward to seeing you at the annual meeting.

Dan L. Batrack Chairman and Chief Executive Officer

Pasadena, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting via the Internet, by Telephone or by Mail" on page 3 of the proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 5, 2015

        The Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, will be held on Thursday, March 5, 2015, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, for the following purposes:

  (1)
  To elect nine members of our Board of Directors;

  (2)
  To vote on an advisory resolution to approve our executive compensation;

  (3)
  To approve our 2015 Equity Incentive Plan;

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015; and

  (5)
  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the proxy statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof is January 9, 2015. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices at the address listed above.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled "Voting via the Internet, by Telephone or by Mail," on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Janis B. Salin Senior Vice President, General Counsel and Secretary
Pasadena, California January 15, 2015

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3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

        These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2015 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Thursday, March 5, 2015, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment or postponement of that meeting.

        The Notice of Annual Meeting, this proxy statement and our Annual Report for the fiscal year ended September 28, 2014, have been made available to all stockholders entitled to notice and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material. The Annual Report is posted at the following website addresses: www.tetratech.com and www.proxyvote.com.

PURPOSE OF MEETING

        The annual meeting will be held for the following purposes:

    •
    To elect nine members of our Board of Directors (Proposal No. 1);

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    To vote on an advisory resolution to approve our executive compensation (Proposal No. 2);

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    To approve our 2015 Equity Incentive Plan (Proposal No. 3);

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    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal No. 4); and

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    To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

VOTING

Voting Rights

        Only stockholders of record of our common stock on January 9, 2015 (the "Record Date") will be entitled to vote at the annual meeting. Stockholders who hold shares in "street name" may vote at the annual meeting only if they hold a valid proxy from their broker. On the Record Date, there were 62,102,681 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present or represented by proxy at the annual meeting in order to have a quorum. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        Each stockholder of record is entitled to one vote at the annual meeting for each share of common stock held by such stockholder on the record date. In the election of directors, each director must be elected by the vote of the holders of a majority of the votes cast for the election of directors. A majority of the votes cast means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director. Stockholders may not cumulate votes in the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "abstain" with respect to any matter, as applicable, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        For shares held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

        If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

        You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial owner of our common stock on the Record Date, or you hold a valid legal proxy for the annual meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the annual meeting.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

        Our Board of Directors recommends that you vote:

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    FOR each of the nominees of the Board of Directors (Proposal No. 1);

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    FOR the advisory resolution to approve our executive compensation (Proposal No. 2);

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    FOR the approval of our 2015 Equity Incentive Plan (Proposal No. 3); and

    •
    FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal No. 4).

Voting via the Internet, by Telephone or by Mail

        Holders of shares of our common stock whose shares are registered in their own name with our transfer agent, Computershare Investor Services, are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

        For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Stockholders who elect to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted

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    FOR each of the nominees of the Board of Directors (Proposal No. 1);

    •
    FOR the advisory resolution regarding executive compensation (Proposal No. 2);

    •
    FOR the approval of our 2015 Equity Incentive Plan (Proposal No. 3);

    •
    FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal No. 4); and

    •
    in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        Stockholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of our independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain from your record holder a legal proxy giving you the right to vote such shares.

        For those stockholders who receive a Notice of Internet Availability of Proxy Materials (described under "Internet Availability of Proxy Materials" below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

        You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instruction by voting in person at the annual meeting if you obtain a legal proxy as described under "Admission to Meeting" above.

 INTERNET AVAILABILITY OF PROXY MATERIALS

        In accordance with Securities and Exchange Commission ("SEC") rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed.

        Our Board has nine members. We believe a limited number of directors helps maintain personal and group accountability. Our Board is independent in composition and outlook, comprised of independent directors, other than the Chief Executive Officer. Each of the nine current directors has been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee and has decided to stand for election.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

        The following table presents information concerning the nominees.

Name	Age	Position
Dan L. Batrack	56	Chairman, Chief Executive Officer and President
Hugh M. Grant	78	Director
Patrick C. Haden	61	Director
J. Christopher Lewis	58	Presiding Director
Kimberly E. Ritrievi	56	Director
Albert E. Smith	65	Director
J. Kenneth Thompson	63	Director
Richard H. Truly	77	Director
Kirsten M. Volpi	50	Director

Vote Required

        Our bylaws provide for a majority voting standard in elections of directors. As such, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of stockholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of our stockholders is a majority of the outstanding shares of common stock.

        The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes "for" than "against" and the number of votes "for" must be at least a majority of the required quorum. Proxies may not be voted for more than nine directors, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy, if any. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

        Should any of the nominees fail to receive the vote required to be elected in accordance with our bylaws, that director must promptly tender his or her resignation to the Board of Directors, which resignation will be irrevocable until either accepted or rejected by the Board. In that event, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.

Board Composition, Skills and Experience

        Our individual Board members have varied expertise and bring extensive professional experience from both within and outside our industry. This provides our Board with an extensive collective skill set, which is advantageous to the Board's oversight of our company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. These varied perspectives expand the Board's ability to provide relevant guidance to our business.

        Our Board acts as a coherent team and fosters an environment that allows individual insights to contribute to the group consensus. It is focused on long-term company success and maintains an effective dialogue with management through constructive relationships that provide timely and appropriate deliberation. Each Board member has knowledge and insight that provides guidance concerning our business, with particular focus on succession planning, corporate strategy, executive compensation, risk management and operating performance.

        Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure.

  •
  Senior Leadership Experience.  Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level.

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  Public Company Board Experience.  Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the chief executive officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational and compliance-related matters.

  •
  Business Development and Mergers and Acquisitions ("M&A") Experience.  Directors who have a background in business development and in M&A transactions can provide insight into developing and implementing strategies for growing our business through combinations with other organizations. Useful experience in this area includes analysis of the "fit" of a proposed acquisition with a company's strategy, the valuation of transactions and management's plan for integration with existing operations.

  •
  Financial Expertise.  Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

  •
  Industry and Technical Expertise.  Because we are a leading provider of consulting, engineering, program management, and construction management services that focus on water, the environment, infrastructure, resource management and energy, education or experience in these fields is useful in understanding our various services, the potential expansion of those services, and the market segments in which we compete.

  •
  Government Expertise.  Since approximately 45% of our revenue in fiscal 2014 was derived from U.S. federal, state and local government clients, directors who have served in government positions can provide experience and insight into working constructively with government agencies and administrators, and addressing significant public policy issues in areas related to our business and operations.

Business Experience and Qualifications of Nominees

        Mr. Batrack joined our predecessor in 1980. He has served as our Chief Executive Officer ("CEO") and a director since November 2005, and was named Chairman in January 2008. He has also served as our President since October 2008. Mr. Batrack has served in numerous capacities over the last 34 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex programs for many small and Fortune 500 clients, both in the United States and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

        Mr. Batrack provides to the Board executive leadership and vision, together with an extensive network of client and industry relationships. His thorough knowledge of our business, strategy, people, operations, competition and financial position, as evidenced by our growth during his tenure as CEO, provides us with strong leadership focused on long-term performance and stockholder value.

        Mr. Grant joined our Board in January 2003. He spent approximately 38 years with Ernst & Young LLP (and its predecessor, Arthur Young & Company) where, among other things, he was Vice-Chairman and Regional Managing Partner of the Western United States, which had 2,000 employees. While at Ernst & Young, Mr. Grant served as the audit partner in charge of several large public companies, including those in the engineering and construction, and defense industries. He also served on Ernst & Young's Management Committee for ten years. Mr. Grant retired from Ernst & Young in 1996. Mr. Grant also serves as a director and chairman of the audit committee of a non-profit entity.

        Mr. Grant has an in-depth understanding of the preparation and analysis of financial statements, and is considered an "audit committee financial expert" under SEC rules, based on his lengthy experience as a certified public accountant practicing public accounting. Mr. Grant's extensive accounting and financial knowledge is an invaluable asset to the Board in its oversight of the integrity of our financial statements, the financial reporting process and our system of internal controls. In addition, he has leadership and management experience, which is complemented by his prior service as a public company outside director.

        Mr. Haden has been a member of our Board since December 1992. Since August 2010, Mr. Haden has served as the Athletic Director of the University of Southern California. From 1987 to August 2010, he was a general partner of Riordan, Lewis & Haden ("RLH"), a Los Angeles-based private equity firm that invests in high-growth middle market enterprises. During his tenure at RLH, he was a director of several portfolio companies. Since 2006, Mr. Haden has served as Chairman of the Board, and on several committees, of TCW Strategic Income Fund, Inc., a diversified, closed-end management investment company, and The TCW Funds, a registered investment company. Since 2012, he has served as a director and a member of the audit committee of Met West Funds, which is part of The TCW Funds. Mr. Haden also serves on the board of the Rose Hills Foundation, the Fletcher Jones Foundation and the Unihealth Foundation.

        Mr. Haden brings to the Board his affiliation with a prestigious university, together with his demonstrated abilities in leadership, management and motivation. Through his prior relationship with RLH, he provides significant experience in finance and investment, and in M&A transactions. Mr. Haden's service as a director of a public company board brings cross-board experience. He is also an attorney.

        Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of Board meetings. Mr. Lewis co-founded RLH, and has been its Managing Director since 1982. From 1999 to 2009, he served as a director of SM&A, a provider of management consulting, proposal management and program support services. Mr. Lewis currently serves as a director, and on the audit and compensation committees, of several privately held companies, including The Chartis Group, RGM Group, Bluewolf Group and Silverado Senior Living.

        As a Managing Director of a private equity firm, and as a director of several companies, Mr. Lewis brings to the Board significant senior leadership, management, operational and financial experience. He has extensive experience in evaluating new business opportunities, which strengthens our ability to select strategic acquisitions. Mr. Lewis also brings experience as a public company outside director.

        Dr. Ritrievi has been a member of our Board since November 2013. She is currently President of The Ritrievi Group LLC where she has advised technology and chemical companies on financial strategies. From 2001 to 2004, she served as Co-Director of Americas Investment Research at Goldman, Sachs & Co. Prior to that, Dr. Ritrievi was a Specialty Chemicals Analyst at Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers and Paine Webber (now UBS Wealth Management). She started her career as a process development engineer at ARCO Chemical. Since 2001, Dr. Ritrievi has served on the board of the Harvard School of Dental Medicine. From 2005 to 2009, she served on the board, and on the finance and resources committee, of Princeton University. Dr. Ritrievi received her doctorate in Chemical Engineering from the Massachusetts Institute of Technology ("MIT"), and holds a master's degree in Management from the MIT Sloan School of Management.

        Dr. Ritrievi provides to the Board more than two decades of experience in corporate finance, and financial and M&A strategies. She also brings an engineering background, specifically in the area of chemical engineering, which allows her to understand our business from a technical perspective. Dr. Ritrievi also adds executive experience in management and technology consulting, together with investor analyst experience.

        Mr. Smith has been a member of our Board since May 2005. He served as Chairman from March 2006 to January 2008, after having served as Vice Chairman since September 2005. Mr. Smith is a former member of the U.S. Secretary of Defense's Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and head of its Integrated Systems & Solutions business until 2004. From 1999 to 2003, Mr. Smith was Executive Vice President of Lockheed Martin's Space Systems Company. Prior to that, he was President of Government Systems at Harris Corporation. Mr. Smith has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. He has served as a director of the Curtiss-Wright Corporation, a multinational provider of highly engineered products and services, since 2006, and is currently a member of its finance, and directors, nominating and governance committees. Mr. Smith has served as a director of CDI Corporation, a professional services company, since 2008, and is currently a member of its finance and compensation committees. He has served on the board of Siteworx, LLC, a provider of technology consulting services, since July 2014. Mr. Smith also served on the Board of Trustees of Aerospace Corporation from 2005 to 2007.

        Mr. Smith has over 20 years of executive, management and operational experience, including his leadership roles with us and at Lockheed Martin Corporation. He brings broad knowledge of the federal defense industry, specifically in the areas of aerospace, systems and processes, and the engineering services business. Mr. Smith has an engineering degree, which gives him a technical understanding of our business. In addition, he has experience as a director of other public companies, which positions him to provide his insights into a variety of corporate governance practices and other board functions.

        Mr. Thompson joined our Board in April 2007. Since 2000, he has been the President/Chief Executive Officer and a co-owner of Pacific Star Energy, LLC, a private energy investment firm in Alaska. Mr. Thompson served as Managing Director of the Alaska Venture Capital Group LLC, a private oil and gas exploration firm, from 2004 to 2012. From 1998 to 2000, he was the Executive Vice President for ARCO's Asia-Pacific Region. In this role, Mr. Thompson led ARCO's Asia-Pacific operating companies. In previous positions, Mr. Thompson was head of ARCO's oil and gas research and technology center, and was responsible for global technology strategy and energy technology transfer to more than 20 countries. Mr. Thompson served in various technical and management roles at ARCO from 1974 to 2000. Mr. Thompson has served as a director of Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, since 1999, and is a member of its compensation (chair) and safety committees. He has served as a director of Coeur Mining, Inc. since 2002, and is a member of its governance/nominating, audit and safety/environmental (chair) committees. Mr. Thompson has served as a director of Pioneer Natural Resources Company, a large independent oil and gas exploration and production company, since August 2011, and is a member of its governance/nominating, compensation and safety/environmental (chair) committees. He also serves on the board of Provision Ministry Group, a non-profit organization.

        Through Mr. Thompson's various executive positions, including the role of chief executive officer, he brings to the Board leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience. He also brings expertise in mining and in oil and gas, our fastest growing commercial sector, in which we are expanding our environmental and process engineering practices. Mr. Thompson also has experience as a director of other public companies, which enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices.

        Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute ("MRI"). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as the eighth Administrator of the National Aeronautics and Space Administration ("NASA") under President George H.W. Bush, and prior to that, he had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger, and in 1986 led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizens Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. From 2005 to 2010, he served as a director of Xcel Energy, Inc., an electric power and natural gas utility. Admiral Truly also served on Xcel's finance, governance, compensation and nominating, and nuclear environmental and safety committees during his tenure. He has served as a director and member of the compensation committee of Suntricity Corporation, a private company, since 2011. Admiral Truly also serves on the boards, and on various committees, of Regis University and the Colorado School of Mines.

        As a retired Vice Admiral of the U.S. Navy, Admiral Truly brings to the Board extensive knowledge of the federal government, particularly the U.S. Department of Defense. As the former Administrator of NASA, one of our clients, he brings a broad understanding of NASA's structure, goals and procedures. Admiral Truly also possesses an extensive background in the engineering services business, and his engineering degree gives him a technical understanding of our business. Admiral Truly also has experience serving as a public company outside director.

        Ms. Volpi joined our Board in July 2013. She serves at the Colorado School of Mines as the Executive Vice President for Finance and Administration, Chief Financial Officer and Treasurer. She previously served on the U.S. Olympic Committee as the Chief Administrative Officer. In previous positions, Ms. Volpi served in various financial management roles for Rensselaer Polytechnic Institute, the University of Colorado Foundation and the American Water Works Association. Ms. Volpi holds a Bachelor of Science in Accounting from the University of Colorado and is a Certified Public Accountant.

        Ms. Volpi has an extensive understanding of the preparation and analysis of financial statements. She is considered an "audit committee financial expert" under SEC rules, based on her background as a certified public accountant and her various financial management roles in both private and public sector institutions. Ms. Volpi's expertise in accounting and financial management makes her a key asset to the Board in its oversight of the integrity of our financial statements and the financial reporting process. This expertise is complemented by her leadership and management experience.

Chairman Emeritus

        Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses.

        Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

Independent Directors

        Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that, as of the date of this proxy statement, each member of the Board of Directors other than Mr. Batrack is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by us. Mr. Batrack is not independent because he is an employee. In connection with the assessment of Mr. Thompson's independence, we reviewed the facts and circumstances of his role as an independent director of Coeur Mining, Inc. and Pioneer Natural Resources Company, two of our clients, and Alaska Air Group, Inc., one of our vendors. We concluded that Mr. Thompson is an independent director because his role at each of these companies is limited to that of an independent director, each of the companies is a large public company, and the amount of business done with each of the companies is immaterial to us and each such company.

        All members of each of our Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning and Enterprise Risk committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

        The subjective test under NASDAQ criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors considers the transactions and other relationships between us and each director and his or her family members and affiliated entities. The Board of Directors determined that there were no transactions or other relationships that exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Governance

        We are committed to excellence in corporate governance and maintain clear policies and practices that promote good corporate governance. As governance standards have evolved, we have enhanced our governance standards as appropriate to best serve the interests of our stockholders. Many of these policies and practices are designed to ensure compliance with the listing requirements of NASDAQ and applicable corporate governance requirements. We believe that the corporate governance practices we have adopted benefit our stockholders by maintaining appropriate accountability for our company.

  What We Do:

  •
  Annual election of all directors.

  •
  Majority vote standard in uncontested elections. If a director receives more "AGAINST" votes than "FOR" votes, the director must submit a resignation for the Board to consider.

  •
  Allow stockholders owning 20% of our shares to call a special meeting.

  •
  Our Board is comprised entirely of independent directors, except our Chief Executive Officer.

  •
  Each of our Board committees (Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning and Risk Management) is made up solely of independent directors.

  •
  Each of our Board committees has the authority to retain independent advisors, which will be paid for by the company.

  •
  The charters of our Board committees clearly establish their respective roles and responsibilities.

  •
  We are committed to operating with honesty and integrity, and maintaining the highest level of ethical conduct. Our Code of Corporate Conduct applies to all employees, as well as the Board. We also have a Finance Code of Professional Conduct that applies to our Chief Executive Officer and all members of our finance department, including our chief financial officer and principal accounting officer.

  •
  We maintain a hotline that is available to all employees for the anonymous submission of employee complaints, and all complaints relating to accounting, internal controls or auditing matters go directly to the Chairman of our Audit Committee.

  •
  We maintain an internal audit control function that provides critical oversight over the key areas of our business and financial processes and controls, and reports directly to the Audit Committee.

  •
  We maintain a compensation recoupment or "clawback" policy that applies to executive officers under our Executive Compensation Plan and our 2015 Equity Incentive Plan.

  •
  We maintain stock ownership guidelines for directors and executive officers.

  What We Don't Do:

  •
  We do not have a stockholders rights plan or poison pill.

  •
  We do not allow our directors, executives or employees to hedge or pledge company securities without obtaining prior written approval from our General Counsel.

  •
  We do not make corporate contributions to candidates for political office, political parties or committees, or political committees organized for the advance of political candidates without obtaining written approval from our Chief Executive Officer.

  •
  We do not have supermajority voting provisions in our Certificate of Incorporation or Bylaws.

        Key information regarding our corporate governance initiatives can be found on our website, www.tetratech.com, including our Corporate Governance Policies, Code of Business Conduct, Finance Code of Professional Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on "Corporate Governance" in the Investor Relations section of our website.

Board Leadership Structure

        Our Board of Directors believes strongly in the value of an independent board of directors. Currently, all directors other than Mr. Batrack are independent. We have established a Presiding Director role with broad authority and responsibility, as described further below. The independent members of the Board also meet regularly without management, which meetings are chaired by the Presiding Director. Mr. Lewis currently serves as the Presiding Director, and Mr. Batrack currently serves as our Chairman and CEO.

        The Board believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. In light of Mr. Batrack's knowledge of our company and its industry, and his experience successfully navigating us through both strong and challenging periods, his ability to speak as Chairman and CEO provides us with strong unified leadership.

        The Board believes the role of Chairman and CEO, together with the role of the Presiding Director, provides an appropriate balance in our leadership. The role given to the Presiding Director helps ensure a strong, independent and active Board.

        The Presiding Director is elected by and from the independent directors. The Presiding Director has the following roles and responsibilities:

    •
    scheduling meetings of the independent directors;

    •
    chairing the separate meetings of the independent directors;

    •
    serving as principal liaison between the independent directors and the Chairman and CEO on sensitive issues;

    •
    communicating from time to time with the Chairman and CEO, and disseminating information to the rest of the Board of Directors as appropriate;

    •
    providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict; and

    •
    being available, as appropriate, for communication with stockholders.

The Role of the Board of Directors in Risk Oversight and Management Continuity

        We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With the oversight of the Board, we have implemented an enterprise risk management ("ERM") program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

        The Strategic Planning and Risk Management Committee is responsible for the oversight of the ERM. Our Corporate Risk Management Officer reports the status of the ERM to the Strategic Planning and Enterprise Risk Committee on a semi-annual basis. The reports address our risk management effectiveness, those projects that may significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented.

        As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Audit Committee oversees matters related to accounting and financial reporting, financial metrics and measures, liquidity and cash flow, tax and treasury, litigation and claims, and compliance with the Sarbanes-Oxley Act of 2002. The Compensation Committee oversees compensation-related risk management, as discussed further under "Compensation Committee" and in the "Compensation Governance" portion of the "Compensation Discussion and Analysis." The Nominating and Corporate Governance Committee is responsible for our Code of Business Conduct and anti-fraud measures.

        Each committee reports to the full Board on its activities. In addition, the Board participates in regular discussions among the directors and with our senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions, and legal matters. The Board of Directors believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management's actions.

        A key responsibility of the Board and our CEO is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession planning reviews are held at each business group level, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments.

Board Meetings and Board Committees

        During fiscal 2014, our Board of Directors held seven meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors attended last year's annual meeting.

        We have four standing committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning and Enterprise Risk Committee. We hold our Board committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is given the opportunity to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before any conclusions are reached.

        The members of the committees, as of the date of this proxy statement, are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning and Enterprise Risk Committee
Hugh M. Grant	Chair		X
Patrick C. Haden		X	Chair
J. Christopher Lewis	X		X
Kimberly E. Ritrievi	X			X
Albert E. Smith		X		Chair
J. Kenneth Thompson		Chair		X
Richard H. Truly			X	X
Kirsten M. Volpi	X	X

        The general functions of the committees are set forth in the following paragraphs. Each of the committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on "Corporate Governance," then "Board Committees" in the Investor Relations section of our website at www.tetratech.com.

Audit Committee

        The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others; reviewing the system of internal controls that management has established; appointing, retaining and overseeing the performance of our independent registered public accounting firm; overseeing our accounting and financial reporting processes and the audits of our financial statements; and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held five meetings during fiscal 2014. Each of Mr. Grant and Ms. Volpi is an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with our strategy, competitive practice, sound corporate governance principles and stockholder interests. Toward that end, this committee reviews and approves our compensation to executive officers.

        The Compensation Committee's responsibilities and duties include the review and approval of our compensation strategy to ensure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including a review of compensation-related risk management. During fiscal 2014, the Compensation Committee performed these oversight responsibilities and duties by, among other things, reviewing our compensation practices and policies generally, including an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation Committee's risk management review appears in the "Compensation Governance" portion of the "Compensation Discussion and Analysis" section of this proxy statement.

        This committee held six meetings during fiscal 2014. Each member is an independent director under the applicable NASDAQ listing standards, an "outside director" as defined in Section 162(m) of the

Internal Revenue Code (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

        The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, other than input from the Audit Committee concerning the Chief Financial Officer's compensation. The Compensation Committee has directly retained Towers Watson as its independent, external compensation consultant to help establish and implement the Compensation Committee's compensation philosophy, evaluate compensation proposals recommended by management, and provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers and directors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO, together with the Human Resources staff, present compensation and benefit proposals to the Compensation Committee. Towers Watson works with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee's agent. Towers Watson performs no other consulting or other services for us.

        In accordance with regulatory requirements, the Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Towers Watson to perform work in fiscal 2014:

  1.
  The provision of other services to us by Towers Watson.

  2.
  The amount of fees received from us by Towers Watson, as a percentage of the firm's total revenues.

  3.
  The policies and procedures of Towers Watson that are designed to prevent conflicts of interest.

  4.
  Any business or personal relationship of a member of the Compensation Committee with the regular members of the Towers Watson executive compensation team serving us.

  5.
  Any of our stock owned by the regular members of the Towers Watson executive compensation team that serve us.

  6.
  Any business or personal relationships between our executive officers and the regular members of the Towers Watson executive compensation team that serve us.

        The Compensation Committee also obtained a representation letter from Towers Watson addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee's evaluation of these factors and the representations from Towers Watson, the Compensation Committee concluded that Towers Watson is an independent adviser and has no conflicts of interest with us.

        For additional information concerning the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. This committee is also responsible for making recommendations to the full Board regarding the compensation of non-employee directors with the assistance of Towers Watson. The Nominating and Corporate Governance Committee held four meetings during fiscal 2014. Each member is an independent director under applicable NASDAQ listing standards.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors has codified the standards for directors in our Corporate Governance Policies. These Policies provide that the Nominating and Corporate Governance Committee will work with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.

        In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including general understanding of business development and strategy, risk management, finance, financial reporting and other disciplines relevant to the success of a publicly traded company in today's business environment; understanding of our business and the issues affecting that business; education and professional background; personal accomplishment; and diversity. With regard to diversity, we are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. Final approval of a candidate will be determined by the full Board. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to the Board during that director's current term.

        The brief biographical description of each nominee set forth in the "Business Experience and Qualifications of Nominees" section above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

        In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualifications to our Secretary in writing at the following address: Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2016 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 17, 2015 and November 16, 2015 (or, if the 2016 annual meeting is not held within 30 days of the anniversary of the date of the 2015 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2016 annual meeting). The recommendation must include the same information as is specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

    •
    the name and address of the stockholder who intends to make the nomination and of the person to be nominated;

    •
    a representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

    •
    a description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

    •
    information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee, including directorships held during the past five years; and

    •
    the consent of the nominee to serve as a director if so elected.

Strategic Planning and Enterprise Risk Committee

        The Strategic Planning and Enterprise Risk Committee is responsible for overseeing our strategic planning process; reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business and entry into new lines of business, acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of these transactions; reviewing and approving management's capital allocation strategy; reviewing our bid and proposal strategy for contracts that present high risk to our financial health; overseeing the ERM, including cybersecurity matters; and reviewing changes in technology and regulatory trends to assess the impact of technology and regulatory changes on business strategy and resource allocation. This committee held two meetings during fiscal 2014. Each member of this committee is an independent director under applicable NASDAQ listing standards.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2014. Non-employee directors typically do not receive forms of remuneration, perquisites or benefits other than those described below, but are reimbursed for their expenses in attending meetings.

Fiscal 2014 Cash Compensation

        During fiscal 2014, our non-employee director cash compensation program consisted of the following:

    •
    annual retainer of $65,000 for serving on the Board of Directors for the year of Board service beginning upon election at the 2014 Annual Meeting of Stockholders;

    •
    additional annual retainer fee of $15,000 for serving as the Presiding Director;

    •
    additional annual retainer fee of $15,000 for serving as the Chair of the Audit Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chair of the Compensation Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chair of the Nominating and Corporate Governance Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chair of the Strategic Planning and Enterprise Risk Committee;

    •
    additional fee of $2,000 per in-person or telephonic Board meeting attended;

    •
    additional fee of $2,000 per in-person or telephonic Audit Committee meeting attended; and

    •
    additional fee of $1,500 per in-person or telephonic Compensation Committee, Nominating and Corporate Governance Committee, or Strategic Planning and Enterprise Risk Committee meeting attended.

Fiscal 2014 Equity Compensation

        Our 2005 Equity Incentive Plan (the "2005 Plan") provides for discretionary equity grants to non-employee directors. The following awards were made to each of the non-employee directors on November 22, 2013:

    •
    a non-qualified stock option to purchase 4,200 shares of common stock at an exercise price of $28.58 per share, the fair market value (closing price) of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on the first anniversary of the grant date if the director has not ceased to be a director prior to such date. The options have a term of eight years measured from the grant date, and vest immediately in full upon certain changes in our control or ownership, or upon the optionee's death, disability or retirement while a member of the Board;

    •
    1,800 performance shares, which were awarded concurrently with the annual grants of performance shares to our executive officers as described in the "Compensation Discussion and Analysis" section of this proxy statement. The performance shares are eligible for vesting in equal installments over three years beginning as of the award date. The number of vested shares in each installment (from 0% to 140%) is based on the average annual percentage growth in our earnings per share from the base year, using the same calculation that is used to determine the vesting of performance share awards to executive officers. Accordingly, based on this formula, on November 21, 2014, (i) 0% of the third installment of the fiscal 2012 award vested; (ii) 0% of the second installment of the fiscal 2013 award vested; and (iii) 140% of the first installment of the fiscal 2014 award vested. All unvested shares were forfeited. For additional information concerning the vesting of performance shares, please refer to the "Compensation Discussion and Analysis" section of this proxy statement; and

    •
    900 time-vested restricted stock units ("RSUs"), vesting on the first anniversary of the award date.

        Consistent with our policy regarding initial equity grants for new non-employee directors, on November 14, 2013, Dr. Ritrievi received a non-qualified stock option to purchase 8,000 shares of common stock at an exercise price of $28.68 per share, the fair market value of a share of our common stock on the grant date. The option vests and becomes exercisable in full on the first anniversary of the grant date if Dr. Ritrievi has not ceased to be a director prior to such date. The option has a term of eight years measured from the grant date, and vests immediately in full upon certain changes in our control or ownership, or upon Dr. Ritrievi's death, disability or retirement while a member of the Board.

Fiscal 2014 Total Director Compensation

        The following table provides information as to compensation for services of our non-employee directors during fiscal 2014:

Director Compensation

Non-Employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Performance Share Awards ($)(2)	Restricted Stock Unit (RSU) Awards ($)(3)	Total ($)
Hugh M. Grant	114,500	39,312	51,444	25,722	230,978
Patrick C. Haden	94,000	39,312	51,444	25,722	210,478
J. Christopher Lewis	114,500	39,312	51,444	25,722	230,978
Kimberly E. Ritrievi	84,500	114,832	51,444	25,722	276,498
Albert E. Smith	96,000	39,312	51,444	25,722	212,478
J. Kenneth Thompson	103,000	39,312	51,444	25,722	219,478
Richard H. Truly	91,000	39,312	51,444	25,722	207,478
Kirsten M. Volpi	93,500	39,312	51,444	25,722	209,978

(1)
The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), of stock option awards issued pursuant to the 2005 Plan. The grant date fair value of the stock option awards granted on November 22, 2013 to each non-employee director on that date was $9.36 per share. The grant date fair value of the stock option award granted on November 14, 2013 to Dr. Ritrievi was $9.44 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of September 28, 2014, see the column "Stock Options Outstanding" in the table below.

(2)
The amounts in the Performance Share Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance share awards under the 2005 Plan. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 22, 2013 to each non-employee director on that date was $28.58 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested performance shares held by each non-employee director as of September 28, 2014, see the column "Unvested Performance Shares Outstanding" in the table below.

(3)
The amounts in the RSU Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards under the 2005 Plan. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 22, 2013 to each non-employee director was $28.58 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of September 28, 2014, see the column "Unvested RSUs Outstanding" in the table below.

        Each of the non-employee directors owned the following number of stock options, unvested performance shares and unvested RSUs as of September 28, 2014:

Non-Employee Director	Stock Options Outstanding (#)	Unvested Performance Shares Outstanding (#)	Unvested RSUs Outstanding (#)
Hugh M. Grant	72,400	3,500	1,575
Patrick C. Haden	40,400	3,500	1,575
J. Christopher Lewis	65,150	3,500	1,575
Kimberly E. Ritrievi	12,200	1,800	900
Albert E. Smith	65,150	3,500	1,575
J. Kenneth Thompson	50,900	3,500	1,575
Richard H. Truly	56,400	3,500	1,575
Kirsten M. Volpi	12,200	1,800	900

Non-Employee Director Stock Ownership

        Our Board has adopted stock ownership guidelines for non-employee directors. The current guidelines call for each non-employee director to own shares of our common stock having a value equal to the lesser of at least three times the non-employee director's regular annual cash retainer or 6,400 shares, with a five-year period to attain that ownership level. Until a director's stock ownership requirement is met, the director must retain at least 75% of "gain shares" resulting from the exercise of a stock option. "Gain shares" means the total number of shares of our common stock that are being exercised, excluding shares that would have been used to satisfy minimum tax withholding obligations had the director been employed by us as a common law employee. In addition to shares of common stock, vested but unexercised stock options and vested performance shares count in determining stock ownership for purposes of the guidelines. The failure to comply with the stock ownership guidelines will result in the director being required to use one-third of any net annual retainer to purchase shares of our stock. As of September 28, 2014, all of our non-employee directors other than Ms. Volpi and Dr. Ritrievi, who joined the Board on July 29, 2013 and November 14, 2013, respectively, met the stock ownership guidelines.

Fiscal 2015 Director Compensation

        In accordance with its Charter, the Nominating and Corporate Governance Committee conducted its annual review of non-employee director compensation based upon an analysis of such compensation at peer companies and the assistance of Towers Watson. The Committee then recommended to the Board that no changes be made to such compensation. The Board approved this recommendation on July 28, 2014.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors through our Secretary by sending an email to bod@tetratech.com or by writing to the following address: Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Stockholders also may communicate with our Compensation Committee through our Secretary by sending an email to compensationcommittee@tetratech.com, or by writing to the following address: Compensation Committee, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Our Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed in this proxy statement.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are affording stockholders an opportunity to provide an advisory vote to approve named executive officer ("NEO") compensation, or a say-on-pay vote, as required by Section 14A of the Exchange Act. At our annual meeting in 2014, we asked our stockholders to approve, on an advisory basis, a say-on-pay resolution regarding the compensation of our NEOs, as disclosed in the proxy statement for that meeting. Our say-on-pay resolution and the fiscal 2013 compensation of our NEOs was approved by 98% of the shares present and entitled to vote on the matter.

        Through the say-on-pay vote, we are asking our stockholders to support the compensation of our NEOs as we have described it in this proxy statement. We hold advisory votes on executive compensation every year. Your say-on-pay vote will provide insight and guidance to us and our Board regarding our executive compensation philosophy, policies and practices. While the say-on-pay vote is advisory and not binding on us, we and our Board will consider the guidance received by the vote when making future executive compensation decisions.

        Our Compensation Committee and our Board believe our overall executive compensation program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives and our stockholders. Our programs are designed to attract, motivate and retain a highly qualified executive team that is able to achieve corporate objectives and create long-term stockholder value. The "Executive Compensation and Related Information" section of this proxy statement, including the "Compensation Discussion and Analysis," or CD&A, provide more detailed discussions of our specific executive compensation programs. We urge you to read the CD&A, the compensation tables and the narrative discussion in this proxy statement for additional information.

        Our Compensation Committee and Board of Directors are committed to improving our governance practices to create long-term stockholder value. In November 2014, the Committee and Board approved several key changes in our executive compensation policies, as follows:

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    at least 50% of each executive officer's overall equity award will consist of performance-based performance share units;

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    the performance share units will have a three-year performance period with cliff vesting at the end of this period;

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    the vesting of performance share units will be determined 50% by growth in earnings per share ("EPS") and 50% by relative total shareholder return ("TSR"); and

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    for the TSR comparison, equal weight will be given to an industry peer group and the S&P 1000.

        We believe our compensation philosophy is reflected in the high level of corporate governance we maintain over our executive compensation programs. Our Compensation Committee consists entirely of independent members. Moreover, our Compensation Committee, our CEO and our executive in charge of human resources engage in an annual executive management review process to address succession and development for our CEO and other key executives. Our Compensation Committee also conducts an annual performance assessment of our executive officers and determines appropriate adjustments to all elements of their total compensation based on individual and company performance.

        In fiscal 2014, the compensation of our NEOs, consisting of our Chief Executive Officer, Chief Financial Officer and three Group Presidents was consistent with our pay for performance philosophy for the following reasons:

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  We continue to emphasize variable performance-based compensation over fixed or guaranteed pay.  In fiscal 2014, approximately 80% of our CEO's, and approximately 66% of our other NEOs', total direct compensation was "at risk", based on changes in our stock price and/or the achievement of short-term and long-term financial objectives. Further, approximately 61% of the CEO's total direct compensation in fiscal 2014 was in the form of long-term, equity-based incentive awards.

  •
  Each NEO's variable cash incentive award is based on the achievement of financial performance goals during a one-year period.  These awards are based on our financial performance in the fiscal year, together with the executive's individual performance. For the corporate performance component, the awards were generally determined by comparing actual fiscal 2014 performance to the fiscal 2014 target, as approved by the Board at the beginning of the fiscal year, in the categories of gross revenue, operating income, cash flow and backlog. Based on financial performance in fiscal 2014, the amount of this award represented approximately 19% and 49% of our CEO's total direct compensation and total cash compensation, respectively; and, on average, approximately 22% and 39% of the total direct compensation and total cash compensation, respectively, of our other NEOs.

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  Of each NEO's long-term equity-based incentive award for fiscal 2014, 80% consisted of performance-based awards, as follows:

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  40% consisted of performance shares that vest over a three-year performance period, with vesting each year (from 0% to 140%) based on growth in our EPS from the base year. Accordingly, the amount ultimately earned will not be known until the end of the three-year performance period;

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  40% consisted of stock options that vest in equal installments over a four-year period. The realized value, if any, is dependent on stock price appreciation, and a retention incentive is provided by the vesting schedule; and

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  20% consisted of restricted stock units that vest in equal installments over a four-year period, providing a retention incentive.

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  No increase in fiscal 2014 base salaries.  Due to Tetra Tech's financial performance in fiscal 2013 and at our CEO's recommendation, the Compensation Committee decided that the NEOs' fiscal 2014 base salaries would not increase from fiscal 2013.

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  Strong alignment of corporate performance and NEO realizable pay.  Our independent compensation consultant, Towers Watson, has determined that, compared to our publicly traded peer companies for the 2011 - 2013 period, our corporate performance and NEO realizable pay were strongly aligned.

        We believe that the summary information provided with this proposal and the more detailed descriptions provided elsewhere in this proxy statement demonstrate that we and our Compensation Committee have designed, and continue to enhance, our executive compensation programs appropriately to align the long-term interests of management and stockholders.

        For all of these reasons, your vote in support of the compensation of our NEOs is requested. Accordingly, we are asking stockholders to vote on the following resolution:

        RESOLVED, that the stockholders approve the compensation of Tetra Tech's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the CD&A, the compensation tables and the narrative discussion.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR approval of the advisory resolution regarding executive compensation.

 PROPOSAL NO. 3

APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN

        At our annual meeting, stockholders will be asked to approve the 2015 Equity Incentive Plan (the "2015 Plan"), which was adopted, subject to stockholder approval, by the Board on January 7, 2015.

        We currently maintain the Tetra Tech, Inc. 2005 Equity Incentive Plan, as amended (the "2005 Plan"), and the 2003 Outside Director Stock Option Plan (the "Director Plan"). As of January 9, 2015, a total of 3,770,828 shares and 250,500 shares of our common stock were then subject to outstanding awards granted under the 2005 Plan and the Director Plan, respectively, and an additional 2,302,399 shares and 22,000 shares were then available for new award grants under the 2005 Plan and the Director Plan, respectively. We also maintain the Tetra Tech, Inc. Employee Stock Purchase Plan.

        If stockholders approve the 2015 Plan, no new awards will be granted under the 2005 Plan or the Director Plan following the annual meeting. The total number of shares that will be made available for award grants under the 2015 Plan will be 5,000,000 shares. Any shares subject to outstanding awards under the 2005 Plan or the Director Plan that expire, are cancelled or otherwise terminate, or that are exchanged or withheld to pay the purchase or exercise price of an award or to satisfy tax withholding obligations at any time after the annual meeting, will not be available for award grant purposes under the 2015 Plan.

        If stockholders do not approve the 2015 Plan, we will continue to have the authority to grant equity-based awards under the 2005 Plan and the Director Plan. If shareholders approve the 2015 Plan, the termination of our grant authority under the 2005 Plan and the Director Plan will not affect awards then outstanding under those plans.

        The Board believes that our success depends in part in being able to attract, retain and reward our employees and service providers, and strengthen the link between stockholder and award holder interests. The Board approved the 2015 Plan based in part on a belief that the number of shares currently available under the 2005 Plan and the structure of its share reserve do not give us sufficient authority and flexibility to adequately provide for future incentives beyond 2015. The Board believes that the 2015 Plan reflects an appropriate balance between providing us with the flexibility to continue our equity award program over a multi-year period and stockholder dilution considerations.

Description of the 2015 Plan

        The following is a summary of the principal features of the 2015 Plan. This summary does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by reference to the full text of the 2015 Plan. A copy of the 2015 Plan is attached to this Proxy Statement as Appendix A.

Share Reserve

        The maximum number of shares that may be issued or transferred pursuant to equity awards under the 2015 Plan will equal 5,000,000. We may satisfy its obligations under any awards granted under the 2015 Plan by issuing new shares or Treasury shares.

        Shares issued with respect to awards granted under the 2015 Plan other than stock options or stock appreciation rights ("SARs"), which are referred to below as Full Value Awards, are counted against the 2015 Plan's aggregate share limit as 3.0 shares for every share actually issued in connection with a Full Value Award. For example, if 100 shares are issued with respect to a restricted stock unit ("RSU") granted under the 2015 Plan, 300 shares will be counted against the 2015 Plan's aggregate share limit in connection with that award. This ratio reflects the Board's assessment of the cost of a Full Value Award as compared to a stock option or stock appreciation award using the Black Scholes fair value model as of November 21, 2014, the date of the latest equity grants.

        The following rules apply for counting shares against the applicable share limits of the 2015 Plan:

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    To the extent that an award is settled in cash instead of shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2015 Plan.

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    To the extent that shares are delivered pursuant to the exercise of an SAR or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued.

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    Except as otherwise provided below, shares that are subject to awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2015 Plan will again be available for subsequent awards under the 2015 Plan. Any such shares subject to Full Value Awards will become available after taking into account the 3.0 to 1 share counting rule, discussed above, for these types of awards. For example, if a 100 share RSU award is made under the 2015 Plan, the award would count as 300 shares against the 2015 Plan's share limit after giving effect to the 3.0 to 1 share counting rule. If the award is later forfeited before it vests, the 300 shares that were originally counted against the 2015 Plan's share limit would again be available for subsequent awards under the 2015 Plan.

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    Shares that are exchanged by a participant as full or partial payment in connection with a Full Value Award, as well as any shares exchanged by a participant or withheld to satisfy the tax withholding obligations related to any such award, will be available for subsequent awards under the 2015 Plan. Any such shares will become available after taking into account the 3.0 to 1 share counting rule, discussed above, for Full Value Awards. For example, if a 100 share RSU unit award is made under the 2015 Plan, the award would count as 300 shares against the 2015 Plan's share limit after giving effect to the 3.0 to 1 share counting rule. If we deliver 60 shares to the participant and withhold 40 shares to cover tax withholding obligations, 120 shares (the 40 that were withheld multiplied by 3.0 to give effect to the 3.0 to 1 share counting rule) would again be available for subsequent awards under the 2015 Plan. Shares that are exchanged by a participant or withheld to satisfy the tax withholding obligations related to any option or SAR will not be available for subsequent awards under the 2015 Plan.

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    We may not increase the applicable share limits of the 2015 Plan by repurchasing shares of our common stock on the market (by using cash received through the exercise of stock options or otherwise).

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    Shares issued in connection with awards that are granted by or become our obligations through the assumption of awards (or in the substitution of awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2015 Plan, and such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the 2015 Plan.

Maximum Individual Limits

        The 2015 Plan imposes annual per-participant award limits for employees. The annual per-participant limits are as follows:

Award(s)	Annual Limit*
Stock Options/SARs	1,000,000 shares, of which no more than 500,000 may be granted as incentive stock options, plus any unused limit from the prior year
Performance Compensation Awards paid in Shares	500,000 shares, plus any unused limit from prior year
Performance Compensation Awards denominated in Shares but paid in cash	500,000 shares, plus any unused limit from prior year

*
A "prior year" means a calendar year prior to the year of grant but not earlier than 2016.

        The maximum individual limits count shares on a 1-for-1 basis (and not using the 3.0 to 1 ratio used to determine the charge to the share reserve).

Corporate Governance Aspects of the 2015 Plan

        The 2015 Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders' interests. These provisions include, but are not limited to, the following:

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  No Discounted Options or Stock Appreciation Rights:  Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

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  No Repricing without Stockholder Approval:  Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of an SAR is above the market value of a share, we will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

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  No Transferability:  Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

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  No Evergreen Provision:  The 2015 Plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance under the 2015 Plan can be automatically replenished.

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  No Automatic Grants:  The 2015 Plan does not provide for automatic grants to any participants.

Section 162(m)—Performance-Based Compensation

        The 2015 Plan has been structured in such a manner so that the Compensation Committee can, in its sole discretion, elect to grant equity awards that satisfy the requirements of "performance-based" compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our CEO or any of our other named executive officers (other than our Chief Financial Officer or any officer who is not subject to U.S. income tax), such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by stockholders. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which each performance goal is based, and the maximum amount of compensation that can be paid to an employee under a performance compensation award. Each of these terms as proposed to apply for grants of equity and cash awards under the 2015 Plan is discussed below. Stockholder approval of this proposal will constitute approval of the material terms of the 2015 Plan for purposes of Section 162(m) of the Code with respect to grants made thereunder. However, nothing in this proposal precludes us or the Compensation Committee from granting equity awards that do not qualify for tax deductibility under Section 162(m), including but not limited to time-based RSUs, nor is there any guarantee that equity awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Eligible Persons

        Current and prospective executive officers, officers, other employees, non-employee directors, consultants and advisors of us and our affiliates will be eligible to participate in the 2015 Plan. As of January 9, 2015, this group includes eight non-employee directors and approximately 14,000 employees, consultants and advisors, including our executive officers.

Types of Awards

        The 2015 Plan authorizes the Compensation Committee to grant non-qualified and incentive stock options, SARs and Full Value Awards, including restricted stock, RSUs, stock bonus awards, dividend equivalents and performance compensation awards. No grants of equity or cash awards are permitted under our 2005 Plan after March 5, 2015 if the 2015 Plan is approved by the stockholders.

Vesting and Exercise of Stock Options and Stock Appreciation Rights

        The exercise price of stock options granted under the 2015 Plan may not be less than the fair market value of our common stock on the date of grant. The Compensation Committee determines fair market value using any permitted valuation method permitted under the stock rights exemption available under the IRS regulations pertaining to Section 409A of the Code. The maximum exercise period may not be longer than ten (10) years, subject to equitable tolling as permitted under IRS regulations.

        The Compensation Committee determines when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any. The award agreement specifies the consequences under the stock option of a recipient's termination of employment, service as a director or other relationship between us and the participant. Similar terms and limitations apply to SARs under the 2015 Plan.

Vesting of Full Value Awards

        The Compensation Committee may make the grant, issuance, retention or vesting of Full Value Awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. A Full Value Award may, among other things, involve the transfer of actual shares of common stock, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock and be subject to performance-based and/or service-based conditions. The Compensation Committee may, but is not required, to grant Full Value Awards under the 2015 Plan in a manner intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

Vesting and Holding Limitations

        Awards vesting based on the passage of time will not vest more rapidly than pro-rata over a three-year period, and any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code will have a performance period of at least twelve (12) months, unless the Committee or an individual award agreement provides otherwise in the case of death, disability, retirement or Change in Control. Notwithstanding the foregoing, up to 5% of the shares authorized as of March 5, 2015 may be issued without these vesting limitations, and the limitations are not applicable to any Awards to new hires, Awards granted in substitution of equity awards issued by another entity, and non-employee directors.

        Until an executive officer's stock ownership requirement is met, the executive officer must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance compensation award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance compensation and RSU awards, "gain shares" means the total number of shares of common stock subject to any such equity award that vest. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations. See the "Stock Ownership Guidelines" section of this proxy statement for further information.

Eligibility for Performance-Based Compensation Exemption under Section 162(m)

        Awards may, but need not, include performance criteria that are intended to satisfy the "performance-based compensation" exemption under Section 162(m) of the Code. Performance-based awards that are payable in cash may also be granted under the 2015 Plan and subject to the individual maximum limits described above. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be based on stock price appreciation (in the case of stock options or SARs) or on one or more of the following performance measures (in the case of Full Value Awards), each of which may be adjusted as provided in the 2015 Plan:

            (i)  net earnings or net income (before or after taxes); (ii) net income from operations; (iii) basic or diluted earnings per Share (before or after taxes); (iv) net revenue or net revenue growth (in each case, whether or not net of subcontractor costs); (v) gross revenue or gross revenue growth (in each case, whether or not net of subcontractor costs); (vi) gross profit or gross profit growth; (vii) net interest margin; (viii) operating profit (before or after taxes); (ix) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales); (x) cash flow measures (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital), which may but are not required to be measured on a per-Share basis; (xi) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (xii) Share price (including, but not limited to, growth measures or total stockholder return); (xiii) expense targets, cost reduction goals or general and administrative expense savings; (xiv) achieving specified improvements in collection of outstanding account receivable or specified reductions in write-offs; (xv) achieving a target days sales outstanding (DSO) level; (xvi) gross or net operating margins; (xvii) productivity ratios; (xviii) operating efficiency; (xix) measures of economic value added or other "value creation" metrics; (xx) enterprise value; (xxi) stockholder return; (xxii) client retention; (xxiii) employee retention; (xxiv) competitive market metrics; (xxv) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations or meeting business unit or project budgets); (xxvi) objective measures of customer satisfaction; (xxvii) working capital targets; (xxviii) asset growth; (xxix) dividend yield and dividend growth; (xxx) cost of capital, debt leverage, year-end cash position or book value; (xxxi) strategic objectives, including revenue and margin targets; or (xxxii) any combination of the foregoing.

        These performance measures may be applied individually, alternatively, or in any combination, either to us as a whole or to one or more of our subsidiaries, divisions or operating units or groups, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the Compensation Committee in the award agreement.

        The number of shares of common stock, stock options, cash or other benefits granted, issued, retainable or vested under an award that is intended to satisfy Section 162(m) upon satisfaction of performance criteria may be reduced by the Compensation Committee based on any further considerations that it may determine appropriate in its sole discretion. Specifically, the Compensation Committee is authorized to adjust or modify the calculation of a performance goal for a performance period within the time period permitted under Section 162(m) of the Code (typically within the first 90 days of a performance period) based on:

            (i)  asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial conditions and results of operations appearing in our annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our fiscal year.

Administration

        The Compensation Committee administers the 2015 Plan, and has broad authority to do all things necessary or desirable, in its sole discretion, in connection with plan administration. The Compensation Committee will select who will receive equity awards; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the 2015 Plan, establish the terms, conditions and other provisions of the equity awards. The Compensation Committee may interpret the 2015 Plan and establish, amend and rescind any rules related to the 2015 Plan, and make remedial changes to the terms of an outstanding equity award to comply with applicable laws, regulations and listing requirements and to avoid unintended consequences resulting from unexpected events. The Compensation Committee has the discretion to permit the automatic exercise of vested in-the-money stock options and SARs, and may delegate this authority to our management. The Compensation Committee has the authority to toll the exercise period for options and SARs if such awards held by a former employee cannot be exercised due to trading or other legal restrictions.

        The Compensation Committee is also authorized to impose minimum amounts for partial exercises, to determine the fair market value of our stock from alternative valuation methods recognized by IRS regulations issued under Section 409A of the Code, and to establish special rules in order to comply with non-U.S. legal and tax law requirements with respect to grants of equity awards outside the United States.

Amendments Requiring Stockholder Approval

        The Board may terminate, amend or suspend the 2015 Plan, provided that no action is taken by the Board (except those described in "Adjustments" below) without stockholder approval to:

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    increase the number of shares that may be issued under the 2015 Plan;

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    reprice, repurchase or exchange underwater stock options or SARs;

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    cancel any stock option or SAR with an exercise price or stock price, as the case may be, above the current fair market value of our common stock;

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    amend the maximum number of shares that may be granted to a participant within a single calendar year;

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    extend the term of the 2015 Plan;

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    change the class of persons eligible to participate in the 2015 Plan; or

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    otherwise implement any amendment required to be approved by stockholders to comply with applicable tax or regulatory requirements (including rules or requirements of any securities exchange on which our shares are listed).

Adjustments

        In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of common stock, or any similar equity restructuring transaction (as the term is used in FASB ASC Topic 718) affecting common stock, the Compensation Committee will equitably adjust the number and kind of shares available for grant under the 2015 Plan, the number and kind of shares subject to the award limitations set forth in the 2015 Plan and subject to outstanding awards under the 2015 Plan and the exercise price of outstanding stock options and other awards.

        The impact of a merger or other reorganization on our outstanding stock options, SARs and Full Value Awards granted under the 2015 Plan shall be determined in the Compensation Committee's sole discretion. Permitted adjustments include assumption of outstanding equity awards, accelerated vesting, or accelerated expiration of outstanding equity awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences under the 2015 Plan

        The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with equity awards under the 2015 Plan. This summary omits the tax laws of any municipality, state or foreign country in which a participant resides.

Stock Options

        A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time a stock option that does not qualify as an "incentive stock option" under the Code is granted under the 2015 Plan. At the time of exercise of such a non-qualified stock option, the participant will realize ordinary income, and we will be entitled to a deduction equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

        For stock options that qualify for treatment as "incentive stock options" under the Code, a participant will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.

Stock Appreciation Rights; Performance Compensation Awards

        In general, (a) the participant will not realize income upon the grant of an SAR or performance compensation award; (b) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the participant upon exercise of an SAR or in payment of the performance compensation award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of an SAR or in payment of a performance compensation award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; Restricted Stock Units

        Unless the participant files an election to be taxed under Section 83(b) of the Code: (a) the participant will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Code), for grants of restricted stock subject only to time-based vesting and not including any performance conditions, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. A participant will not realize income upon the grant of RSUs, but will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Code), for grants of RSUs subject only to time-based vesting and not including any performance conditions, when the RSUs have vested and been settled in cash and/or shares of common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance.

        When the participant disposes of restricted or unrestricted stock, the difference between the amounts received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Section 409A

        Section 409A of the Code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the 2015 Plan, but may apply in some cases to RSUs, share-denominated performance compensation awards and other Full Value Awards. For such awards subject to Section 409A, certain of our officers may experience a delay of up to six months in the settlement of the awards in shares of our stock.

Withholding

        The 2015 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Section 162(m)

        As described above, cash and equity awards granted under the 2015 Plan may be structured to qualify as performance-based compensation under Section 162(m) of the Code. To qualify, the 2015 Plan must satisfy the conditions set forth in Section 162(m) of the Code, and stock options and other awards must be granted under the 2015 Plan by a committee consisting solely of two or more outside directors (as defined under Section 162(m) regulations) and must satisfy the 2015 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year (or, for awards denominated in shares but paid in cash, other securities, other awards or other property, no more than the fair market value of that limit on the last day of the performance period to which the award relates). For awards other than stock options and SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2015 Plan, as established and certified by a committee consisting solely of two or more outside directors. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, and may apply with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2015 Plan will be deductible under all circumstances.

Key Metrics Related to the Existing Plans

        The following table sets forth the overhang, burn rate and dilution metrics for fiscal years 2012, 2013 and 2014 under the 2005 Plan and the Director Plan:

	2014	2013	2012	Average
Current dilution
Shares subject to outstanding equity awards	3,819,124	4,596,553	5,047,461
Dilution %	6.1	7.2	7.9	7.1
Burn Rate
Number of equity awards granted	700,048	627,080	750,731
Burn rate %	1.1	1.0	1.2	1.1
Total potential overhang
Outstanding awards plus shares available	6,561,071	7,949,258	8,924,085
Total potential overhang %	10.5	12.4	14.0	12.3

        "Current dilution" is the number of shares subject to equity awards outstanding but not yet exercised, divided by the total number of shares of common stock outstanding as of September 30, 2012, September 29, 2013 and September 28, 2014 for the 2012, 2013 and 2014 fiscal years, respectively.

        The "burn rate" measures how quickly we use shares and is calculated by dividing the number of outstanding equity awards granted during any particular period by the weighted average number of shares of common stock outstanding during the year. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors.

        "Total potential overhang" is the number of shares of common stock subject to equity awards outstanding but not exercised, plus the number of shares of common stock available to be granted, divided by the total number of common shares outstanding as of the last day of the respective year.

New Plan Benefits

        The benefits that will be awarded or paid in the future under the 2015 Plan cannot currently be determined. Awards granted under the 2015 Plan are within the discretion of the Compensation Committee, subject to limits on the maximum amounts that may be awarded to any individual. As of January 9, 2015, the closing price of a share of our stock was $25.09.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the approval of the Tetra Tech, Inc. 2015 Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

        PricewaterhouseCoopers LLP has audited our consolidated financial statements annually since fiscal year 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed or expected to be billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 28, 2014 and September 29, 2013:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees	$3,083,281	$3,103,200
Audit-Related Fees	4,950	—
Tax Fees	345,776	267,912
All Other Fees	3,600	3,600

Total Fees	$3,437,607	$3,374,712

        Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for the reviews of the interim consolidated financial statements included in our quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or other engagements.

        Audit-Related Fees.    In fiscal 2014, consists of fees billed for the preparation of statutory financial statements. In fiscal 2013, there were no audit-related fees.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

        All Other Fees.    These fees were associated with an annual license fee for software used by management in performing technical research.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our executive management. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2015.

OWNERSHIP OF SECURITIES

        The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2014 by:

    •
    all those persons known by us to own beneficially 5% or more of our common stock;

    •
    each director and nominee;

    •
    our CEO, Chief Financial Officer ("CFO") and the three most highly compensated executive officers (other than the CEO and CFO) named in the table entitled "Summary Compensation Table" below; and

    •
    all directors and executive officers as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2014 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2014, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2014. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 62,651,668 shares of common stock outstanding on December 1, 2014 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2014. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
BlackRock, Inc.(1)	5,932,132	9.5
The Vanguard Group, Inc.(2)	3,865,735	6.2
Dan L. Batrack(3)	590,270	*
Steven M. Burdick(4)	126,971	*
Ronald J. Chu(5)	129,255	*
Hugh M. Grant(6)	82,590	*
Frank C. Gross, Jr.(7)	74,685	*
Patrick C. Haden(8)	48,790	*
J. Christopher Lewis(9)	118,088	*
James R. Pagenkopf(10)	158,187	*
Kimberly E. Ritrievi(11)	18,140	*
Albert E. Smith(12)	96,197	*
J. Kenneth Thompson(13)	62,090	*
Richard H. Truly(14)	66,590	*
Kirsten M. Volpi(15)	15,140	*
All directors and executive officers as a group (21 persons)(16)	2,376,138	3.7

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 4), dated as of January 17, 2014, filed by BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated as of February 6, 2014, filed by The Vanguard Group, Inc., whose address is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
Includes options to purchase 442,814 shares.

(4)
Includes options to purchase 101,411 shares.

(5)
Includes options to purchase 105,834 shares.

(6)
Includes options to purchase 72,400 shares.

(7)
Includes options to purchase 50,199 shares.

(8)
Includes options to purchase 40,400 shares. The business address of Mr. Haden is c/o University of Southern California Athletic Department, Heritage Hall 203A, 3501 Watt Way, Los Angeles, CA 90089.

(9)
Includes options to purchase 72,400 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.

(10)
Includes options to purchase 101,637 shares.

(11)
Includes options to purchase 12,200 shares. The business address of Dr. Ritrievi is 1850 Brightwaters Blvd. NE, Saint Petersburg, FL 33704.

(12)
Includes options to purchase 65,150 shares.

(13)
Includes options to purchase 50,900 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, AK 99515.

(14)
Includes options to purchase 56,400 shares.

(15)
Includes options to purchase 12,200. The business address of Ms. Volpi is c/o Colorado School of Mines, 1500 Illinois St., Golden, CO 80401.

(16)
Includes options to purchase 1,682,622 shares.

Equity Compensation Plan Information

        The following table provides information as of September 28, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan (the "ESPP") and the 2005 Plan.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	3,383,003	$23.14	2,763,942	(3)

(1)
Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2014 and ended on December 31, 2014.

(2)
Consists of the 2005 Plan, the Director Plan and the ESPP. If Proposal No. 3 is approved, we will no longer grant awards under the 2005 Plan or the Director Plan.

(3)
As of September 28, 2014, an aggregate of 2,741,947, 22,000 and 710,782 shares of common stock were available for issuance under the 2005 Plan, the Director Plan and the ESPP, respectively. As of September 28, 2014, only 719,586 of these shares remained available for full-value awards.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2014. A late report was filed on behalf of each of Mr. Grant, Mr. Gross and Brian Carter, our Senior Vice President and Corporate Controller, due to administrative error.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis, or CD&A, describes Tetra Tech's compensation program, including the rationale and processes used to determine the fiscal 2014 compensation of our executive officers. This includes the objectives and specific elements of the compensation program, including cash and equity compensation. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

        The CD&A is organized into the following sections:

    •
    Executive Summary;

    •
    Compensation Philosophy and Objectives;

    •
    Compensation Process;

    •
    Compensation Components;

    •
    Fiscal Year 2014 Compensation; and

    •
    Fiscal Year 2015 Compensation Approach.

        In this CD&A, the term

    •
    "Named executive officer" or "NEO" means the CEO, CFO and the three most highly compensated officers, other than the CEO and CFO, who were serving as executive officers at the end of fiscal 2014. For fiscal 2014, the NEOs include the following individuals:

    •
    Dan L. Batrack, Chairman and CEO;

    •
    Steven M. Burdick, Executive Vice President and CFO;

    •
    James R. Pagenkopf, Executive Vice President and President of Engineering and Consulting Services ("ECS");

    •
    Ronald J. Chu, Executive Vice President and President of Technical Support Services ("TSS"); and

    •
    Frank C. Gross, Jr., Executive Vice President and President of Remediation and Construction Management ("RCM").

    •
    "Executive officer" means the NEOs and other executives responsible for Tetra Tech's policy, strategy and operations. For fiscal 2014, there were 13 executive officers serving on the executive management team.

Executive Summary

  •
  Tetra Tech's Fiscal 2014 Financial Performance

        In fiscal 2014, Tetra Tech's operating income increased significantly compared to fiscal 2013, despite the decline in fiscal 2014 revenue compared to the prior year. The revenue decline was partially due to foreign exchange rate fluctuations as the U.S. dollar strengthened during fiscal 2014 against most of the foreign currencies in which Tetra Tech conducts it international business. Excluding the impact of foreign exchange, revenue decreased 3.4% compared to fiscal 2013. This revenue decline reflected continued weakness in Tetra Tech's U.S. federal government, mining, and Eastern Canada businesses. In addition, Tetra Tech's construction activities declined compared to fiscal 2013, due primarily to management's decision to exit from select fixed-price construction markets, the wind-down of large state government transportation projects, and abnormally severe weather conditions in several areas of the U.S. and Canada that hindered field activities. The year-over-year comparison reflects (i) restructuring, goodwill impairment, and project-related charges in the third quarter of fiscal 2013, (ii) restructuring and project-related charges in the fourth quarter of fiscal 2014, and (iii) acquisition-related accounting items in both fiscal years.

        Tetra Tech maintained a healthy balance sheet in fiscal 2014, ending the year with net debt (cash and cash equivalents less total debt) of $81.5 million. In fiscal 2014, Tetra Tech returned 82% of its free cash to stockholders, consisting of $80 million in share repurchases and $9 million in cash dividends. Tetra Tech's backlog at the end of fiscal 2014, consisting of funded and authorized work, increased over fiscal 2013 and demonstrated the overall strength of the business.

        The following table shows Tetra Tech's financial performance in the categories used by the Compensation Committee to determine executive officer compensation.

	Fiscal 2014	Fiscal 2013	% Change
	($ in millions)
Revenue	$2,483.8	$2,613.8	(5)
Operating income	153.8	20.2	661
Cash flow from operating activities	127.4	137.8	(8)
Backlog*	2,011.3	1,913.7	5

*
Non-GAAP financial measure

        Based upon management's strategic review of Tetra Tech's business in the fourth quarter of fiscal 2014, Tetra Tech reorganized its core operations, beginning in fiscal 2015, to better align them with its markets. This resulted in two renamed reportable segments: Water, Environment and Infrastructure ("WEI"), led by Mr. Pagenkopf and consisting of federal water, environment, and infrastructure activities; and Resource Management and Energy ("RME"), led by Mr. Chu and consisting of oil and gas, energy, global mining, waste management, remediation, utilities, and international development services. These changes are expected to produce significantly higher margins and more predictable results, while better enabling Tetra Tech to address it customers seamlessly. Tetra Tech will report the wind-down of its non-core construction activities in the RCM segment.

  •
  Executive Compensation Aligned with Performance

        The tables below display the NEOs' base salary, variable cash incentive awards, and long-term equity-based incentive awards, and the effect of fiscal 2014 performance on NEO compensation. The compensation is directly reflective of Tetra Tech's financial results, together with the company's strong commitment to align pay with performance. Specifically, for the CEO, (1) his base salary for fiscal 2014 and fiscal 2015 was not increased from fiscal 2013, and (2) he forfeited performance shares awarded in fiscal 2012 and 2013 that did not vest having an aggregate value of $562,792.

Base Salaries

        Base salaries are determined by the Compensation Committee near the beginning of each fiscal year. As reflected in the following table, based upon Tetra Tech's financial performance in fiscal 2013 and at the CEO's recommendation, in November 2013 the Compensation Committee decided that the fiscal 2014 base salaries of NEOs would not be increased from the fiscal 2013 levels.

 Base Salaries for Fiscal 2014 Compared to Fiscal 2013

Named Executive Officers	Fiscal 2014 Base Salary	Fiscal 2013 Base Salary	Change
Dan L. Batrack	$900,000	$900,000	0
Steven M. Burdick	430,000	430,000	0
James R. Pagenkopf.	430,000	430,000	0
Ronald J. Chu	430,000	430,000	0
Frank C. Gross, Jr.	450,000	450,000	0

        Further, as indicated below under "Fiscal Year 2015 Compensation Approach", based upon Tetra Tech's financial performance in fiscal 2014 as provided in more detail below, in November 2014 the Compensation Committee decided that the fiscal 2015 base salaries of Messrs. Batrack, Pagenkopf and Gross would not be increased from the fiscal 2014 levels. The fiscal 2015 base salaries of Messrs. Burdick and Chu were increased to $450,000 and $460,000, respectively.

Variable Cash Incentive Awards

        The variable cash incentive awards for the NEOs are consistent with Tetra Tech's core philosophy to pay for performance. For the CEO and CFO, cash incentive awards are based on Tetra Tech's overall financial performance in the fiscal year, together with the executive's individual performance. For Group Presidents, these awards are based upon the financial performance of each Group President's respective business group, together with the executive's individual performance. For both the corporate and group performance components, the awards were generally determined by comparing actual fiscal 2014 performance to the fiscal 2014 target, as approved by the Board at the beginning of the fiscal year, in the categories of (1) gross revenue, (2) operating income, (3) cash flow and (4) backlog.

        Based upon Tetra Tech's and each business group's performance in fiscal 2014, the variable cash incentive awards were as set forth in the table below. The financial results and method of calculation are described below under "Compensation Components—Variable Cash Incentive Awards".

Variable Cash Incentive Awards for Fiscal 2014 Compared to Fiscal 2013

Named Executive Officers	Fiscal 2014 ($)	Fiscal 2013 ($)	Change ($)	Change (%)
Dan L. Batrack	850,000	720,000	130,000	18
Steven M. Burdick	250,000	215,000	35,000	16
James R. Pagenkopf	280,000	205,000	75,000	37
Ronald J. Chu	400,000	335,000	65,000	19
Frank C. Gross, Jr.	200,000	200,000	0	0

Long-Term, Equity-Based Incentive Awards

        In November 2013, the Compensation Committee granted long-term equity-based awards to the NEOs, consisting of the following:

    •
    performance shares (representing 40% of the total award), which have performance-based vesting, depending on the growth in Tetra Tech's fully diluted earnings per share from continuing operations ("EPS"), as adjusted, during the three-year performance period following the award, as more fully described below in "Compensation Components—Long-Term, Equity-Based Incentive Awards"; and

    •
    stock options and RSUs (representing 40% and 20%, respectively, of the total award), which have time-based vesting at the rate of 25% per year.

        The Compensation Committee believed that this mix offered a total long-term equity incentive opportunity aligned with stockholder interests, with the appropriate balance of risk, performance and retention.

        As indicated below under "Changes in Executive Compensation Policies", in November 2014, the Compensation Committee changed the mix of awards to place more emphasis on performance-based awards. Further, the Committee changed the vesting schedule so that performance shares have a three-year performance period with cliff vesting at the end of this period. Vesting will be determined 50% by EPS growth and 50% by relative total shareholder return ("TSR"). For the TSR comparison, equal weight will be given to an industry peer group and the S&P 1000.

Long-Term Equity-Based Incentive Awards for Fiscal 2014 Compared to Fiscal 2013

        The fiscal 2014 equity award grant date values are presented below. As indicated in the table above, there can be no assurance that these grant date fair values will ever be realized. In fiscal 2014, the Compensation Committee adopted a policy of tying the aggregate value of long-term equity-based incentive awards to a target percentage of the executive officer's base salary in the preceding fiscal year. For further information concerning this methodology, see "Fiscal 2014 Compensation—Long-Term Equity-Based Incentive Awards" below.

Named Executive Officers	Fiscal 2014 Equity Award Grant Value ($)		Fiscal 2013 Equity Award Grant Value ($)	Change (%)
Dan L. Batrack	2,724,742	(1)	2,242,280	22
Steven M. Burdick	542,430	(2)	372,736	46
James R. Pagenkopf.	542,430	(2)	500,864	8
Ronald J. Chu	542,430	(2)	486,305	12
Frank C. Gross, Jr.	567,516	(2)	302,848	87

(1)
Fair value was equivalent to 300% of fiscal 2013 base salary.

(2)
Fair value was equivalent to 125% of fiscal 2013 base salary.

Performance Shares Awarded in Fiscal Years 2012, 2013 and 2014

        Based upon Tetra Tech's fiscal 2014 financial performance, no performance shares awarded in fiscal years 2012 and 2013 vested in November 2014 due to less than 5% year-over-year adjusted EPS growth, and these shares were forfeited. However, the first installment of the performance shares awarded in fiscal year 2014 vested at 140% in November 2014 due to greater than 20% year-over-year adjusted EPS growth. The following table reflects (1) the value of the forfeited performance shares awarded in fiscal years 2012 and 2013 that were scheduled to vest in November 2014, (2) the value of the additional performance shares (40%) that vested in November 2014, and (3) the aggregate effect on each NEO's compensation:

	Forfeited Fiscal 2012 Performance Shares		Forfeited Fiscal 2013 Performance Shares		Additional Vested Fiscal 2014 Performance Shares		Aggregate Reduction in Performance Share Compensation ($)(4)
Named Executive Officers	Number	Effect on Compensation ($)(1)(4)	Number	Effect on Compensation ($)(2)(4)	Number	Effect on Compensation ($)(3)(4)
Dan L. Batrack	10,000	(252,000)	12,333	(310,792)	5,090	128,268	(434,524)
Steven M. Burdick	1,666	(41,983)	1,666	(41,983)	1,013	25,528	(58,438)
James R. Pagenkopf	2,388	(60,178)	2,867	(72,248)	1,013	25,528	(106,898)
Ronald J. Chu	2,422	(61,034)	2,784	(70,157)	1,013	25,528	(105,663)
Frank C. Gross, Jr.	6,666	(167,983)	1,734	(43,697)	1,060	26,712	(184,968)

(1)
Grant date fair value of $22.53 per share. Accordingly, of the 2012 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $225,300, $37,535, $53,802, $54,568 and $150,185 was not realized by Messrs. Batrack, Burdick, Pagenkopf, Chu and Gross, respectively.

(2)
Grant date fair value of $24.26 per share. Accordingly, of the 2013 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $299,199, $40,417, $69,553, $67,540 and $42,067 was not realized by Messrs. Batrack, Burdick, Pagenkopf, Chu and Gross, respectively.

(3)
Grant date fair value of $27.26 per share.

(4)
Calculated by multiplying (i) the aggregate number of shares that were forfeited and (ii) the number of additional shares that vested by $25.20, the closing price of our common stock on September 26, 2014 (the last business day of our fiscal year).

        For further information concerning the fiscal 2014 vesting policies relating to performance shares, see "Fiscal 2014 Compensation—Long-Term Equity-Based Incentive Awards" below.

Fiscal 2014 NEO Compensation Elements

        Tetra Tech is committed to a pay for performance philosophy and continues to emphasize variable performance-based compensation over fixed or guaranteed pay. As illustrated in the following charts, approximately 80% of the CEO's and 66% of the other NEOs' total direct compensation opportunity in fiscal 2014 was "at risk", based on changes in Tetra Tech's stock price and/or the achievement of short-term and long-term financial objectives. Also, a significant portion of the NEOs' total direct compensation is granted in the form of long-term incentives. The Compensation Committee believes that the balance of fixed and variable compensation, as well as short-term and long-term compensation elements, maintains a strong link between the NEOs' compensation and Tetra Tech performance, and motivates executives to deliver strong business performance, which creates stockholder value.

2014 Total Direct Compensation Mix—CEO

 2014 Average Total Direct Compensation Mix—Other NEOs

Total Realized Compensation

        The following table shows the compensation actually realized by our NEOs in each of the last three fiscal years. This information is not intended as, nor should it be considered as, a substitute for the Summary Compensation Table required by SEC regulations. The primary difference between the two tables arises from the accounting value attributed to equity awards at grant date in the Summary Compensation Table ("SCT") while the Total Realized Compensation Table below shows the cash value actually realized by an NEO exercising equity awards or having equity awards vest in a given year (before payment of applicable withholding taxes and brokerage commissions).

        As shown in the table, for fiscal 2014, the total compensation realized by the CEO was 59% of his total compensation reflected in the SCT, and the average total compensation realized by the other NEOs was 77% of their average total compensation shown in the SCT. The Compensation Committee believes that the information in the table below demonstrates the implementation of the pay for performance philosophy.

Total Realized Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Vested Stock Awards ($)(3)	Exercised Option Awards ($)(3)	All Other Compensation ($)(4)	Total Realized Compensation ($)(3)	Total Compensation as Reported in SCT ($)(5)	Difference Between Realized Compensation and Reported Compensation ($)
Dan L. Batrack	2014	900,000	—	850,000	133,524	759,922	39,840	2,683,286	4,514,582	(1,831,296)
Chairman and Chief	2013	884,615	—	720,000	788,701	29,948	40,395	2,463,659	3,887,290	(1,423,631)
Executive Officer	2012	791,250	—	1,250,000	598,185	15,392	41,586	2,696,413	3,997,736	(1,301,323)
Steven M. Burdick	2014	430,000	—	250,000	23,096	400,420	43,237	1,146,753	1,265,667	(118,914)
Executive Vice President	2013	425,384	—	215,000	99,150	—	39,132	778,666	1,052,252	(273,586)
and Chief Financial	2012	400,000	—	367,000	78,877	—	45,446	891,323	1,152,246	(260,923)
Officer
James R. Pagenkopf.	2014	430,000	—	280,000	31,035	74,286	29,014	844,335	1,281,444	(437,109)
Executive Vice President	2013	425,384	—	205,000	147,210	—	28,909	806,503	1,160,157	(353,654)
and President of ECS	2012	386,539	—	300,000	82,933	5,070	25,902	800,444	1,169,628	(369,184)
Ronald J. Chu	2014	430,000	—	400,000	30,140	346,718	34,931	1,241,789	1,404,361	(165,572)
Executive Vice President	2013	425,384	—	335,000	170,305	—	30,706	961,395	1,277,395	(316,000)
and President of TSS	2012	386,539	—	312,000	129,408	13,600	36,137	877,684	1,198,493	(320,809)
Frank C. Gross, Jr.	2014	450,000	—	200,000	110,024	—	37,329	797,353	1,254,845	(457,492)
Executive Vice President	2013	448,461	—	200,000	244,833	—	34,773	928,067	986,082	(58,015)
and President of RCM	2012	440,000	—	347,000	90,685	—	37,347	915,212	1,441,733	(526,521)

(1)
The fiscal 2013 base salaries became effective on November 17, 2012, and were not retroactive to the beginning of fiscal 2013. Accordingly, during the period from October 1, 2012 to November 17, 2012, the NEOs received compensation based on their prior base salaries. This resulted in fiscal 2013 salary totals being different than the base salaries that became effective on November 17, 2012. This situation occurs each fiscal year since salaries are set in November and are not retroactive to the beginning of the fiscal year.

(2)
Consists of variable cash incentive awards paid to the NEOs.

(3)
Total realized compensation represents the value realized from the exercise of stock options and the vesting of performance shares and RSUs, as applicable (as reflected in the "Options Exercised and Stock Vested" table below for the applicable fiscal year). No performance shares vested in fiscal 2014. Total realized compensation also includes "All Other Compensation."

(4)
For components of "All Other Compensation," see footnote (5) of the SCT.

(5)
Reflects total compensation as reported in the SCT in accordance with SEC regulations.
  •
  Changes in Executive Compensation Policies

        In November 2014, the Compensation Committee and Board of Directors approved several key changes in Tetra Tech's executive compensation policies to improve its governance practices for the benefit of stockholders. The table below outlines these changes:

  •
  Executive Compensation Philosophy and Practices

        Tetra Tech considers its executive compensation program to be instrumental in helping the company realize its business objectives and effective in rewarding its executive officers for their role in achieving strong financial and operational performance. Tetra Tech's executive officers are compensated in a manner consistent with Tetra Tech's strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns.

        Tetra Tech is requesting its stockholders' support of Proposal No. 2—Advisory Vote on Executive Compensation. Last year, our stockholders approved our executive compensation philosophy and program by 98% of stockholder votes. The tables below outline Tetra Tech's pay for performance philosophy and the strong governance practices employed with the intention of best serving stockholders over the long term.

        Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy and Objectives

        Tetra Tech's overarching philosophy concerning executive compensation is that it should be structured to be market competitive and to align the long-term interests of its executives, stockholders and clients so that the compensation appropriately reflects performance in achieving financial and non-financial operating objectives. In order to live up to this philosophy, the Compensation Committee believes that a significant portion of an executive's compensation should be "at risk" in the form of performance-based incentive awards that are paid, if earned, as a result of individual and company performance.

        Within this overall philosophy, the Compensation Committee's ongoing objectives are:

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    to attract and retain a high-quality executive team by providing competitive compensation and benefits that reflect Tetra Tech's financial and operational size;

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    to offer a total compensation program that is flexible in adapting to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies identified based on an objective set of criteria;

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    to provide annual variable cash incentive awards based on Tetra Tech's satisfaction of designated financial and non-financial objectives; and

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    to align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of ownership consistent with established stock ownership guidelines.

        There are three major components of the annual compensation of our NEOs: base salary, variable cash incentive awards, and long-term, equity-based incentive awards. Emphasis is placed on the two performance-based components, variable cash and equity incentive awards, as more specifically shown below:

Named Executive Officers	Fiscal 2014 Total Direct Compensation* ($)	Variable Compensation as a % of Total Direct Compensation (%)
Dan L. Batrack	4,474,742	80
Steven M. Burdick	1,222,430	65
James R. Pagenkopf	1,252,430	66
Ronald J. Chu	1,372,430	69
Frank C. Gross, Jr.	1,217,516	63

*
Amounts would be realized only if performance metrics are achieved. There can be no assurance that the grant date fair values of the performance share components will ever be realized by the NEOs.

        In addition, no NEO has an employment agreement, is subject to a supplemental executive retirement plan, or received matching contributions on deferred compensation, tax gross-ups or tax-equalization payments. The NEOs have limited perquisites as described below under "Group Benefits/Perquisites". Further, there are no guaranteed bonuses, special pension arrangements or special severance arrangements, other than change in control agreements described in the "Potential Payments upon Termination or Change in Control" section of this proxy statement.

        •    Pay for Performance Alignment.    The Compensation Committee retained Towers Watson as its independent compensation consultant to analyze Tetra Tech's pay for performance alignment with respect to the CEO and the other NEOs. To test this alignment, Towers Watson evaluated:

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    the CEO's and other NEOs' realizable pay at Tetra Tech compared to the realizable pay of their counterparts at publicly-traded companies designated as peers as of the end of fiscal year 2013 (as described under "Compensation Process" below); and

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    Tetra Tech's corporate performance compared to the performance of the publicly-traded peer companies.

        Towers Watson performed its analysis based on the most recently completed three-year period (2011 - 2013) for both Tetra Tech and the peer companies. For pay elements (aggregate for fiscal years 2011 - 2013), Towers Watson reviewed realizable total direct compensation, consisting of:

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    aggregate salary +

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    aggregate actual bonuses paid +

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    realizable gains of long-term incentive awards granted during the relevant three-year period.

        For performance metrics (using a compound annual growth rate ("CAGR") for fiscal years 2011 - 2013), Towers Watson reviewed a corporate performance composite comprised of:

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    revenue;

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    operating income;

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    free cash flow; and

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    TSR.

        These metrics were selected based on Tetra Tech's performance measurement framework for its short-term and long-term executive incentive programs. Additionally, Towers Watson included TSR as it provides an objective, consistent measurement across Tetra Tech and its peers, and it is the measure most frequently referenced by stockholders and their advisors.

        Towers Watson found that corporate performance and both the CEO's and other NEOs' pay were strongly aligned during the 2011-2013 period, as indicated below. Strongly aligned represents a percentile difference between pay and performance of 1% - 15%.

        •    Stock Ownership Guidelines.    To further the goal of aligning the interests of executive officers with those of stockholders by providing appropriate long-term incentives, Tetra Tech has maintained a policy regarding minimum ownership of shares by Tetra Tech's executive officers since November 2010. These ownership guidelines, as updated in November 2013, call for the CEO to own shares of Tetra Tech's common stock having a value equal to the lesser of at least three times the CEO's base salary or 108,000 shares; for each Executive Vice President to own shares having a value equal to the lesser of at least two times base salary or a fixed number of shares; and for each other executive officer to own shares having a value equal to the lesser of at least one times the executive officer's base salary or a fixed number of shares. Until an executive officer's stock ownership requirement is met, the executive officer must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance share award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance share and RSU awards, "gain shares" means the total number of shares of common stock subject to any such equity award that vest. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations. Each executive officer has five years from the later of the date of such officer's appointment or the date of adoption of the guidelines to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options, and vested performance shares and RSUs, count in determining stock ownership for purposes of the guidelines. An executive officer who fails to comply with the stock ownership guidelines will be required to use one-third of any net annual cash bonus to purchase shares of Tetra Tech stock. As of November 2014, all of Tetra Tech's executive officers met the stock ownership guidelines except Brian Carter, who has three years to meet the required ownership level.

        •    Clawback Requirements.    Tetra Tech's Executive Compensation Plan and the 2015 Plan (see Proposal No. 3) each provides that if Tetra Tech is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then each participant shall return to Tetra Tech, or forfeit if not yet paid, a specified amount. The amount is any payment received with respect to an award under the Executive Compensation Plan during the three-year period preceding the date on which Tetra Tech is required to prepare the accounting restatement, based on the erroneous data less what would have been paid to the participant under the accounting restatement as determined by the Compensation Committee in accordance with the Clawback Requirements and any policy adopted by the Compensation Committee pursuant to the Clawback Requirements.

        •    Compensation-Related Risk Management.    The Compensation Committee's annual review and approval of Tetra Tech's compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviewed Tetra Tech's compensation program for executives, and believes that the program appropriately mitigates the risk associated with incentive-based pay. The Compensation Committee designed the compensation program and the metrics under the annual and long-term performance-based incentive components to curb inappropriate risk taking. For example, Tetra Tech does not offer guaranteed bonuses. In addition, the annual and long-term performance-based incentive awards utilize multiple performance metrics and the rewards are aligned with the interests of stockholders. If Tetra Tech's stockholders benefit from its performance, the executive officers are rewarded. Accordingly, the Compensation Committee has concluded that the compensation program does not create risks that are reasonably likely to have a material adverse effect on Tetra Tech.

        Further, the Compensation Committee believes that Tetra Tech's executive compensation program provides an appropriate pay philosophy, peer group and benchmarking to support business objectives with meaningful risk mitigation measures and negative discretion by the Compensation Committee. The program provides an effective balance of cash and equity mix, short-term and long-term performance focus, corporate and business group focus, individual performance focus, and financial performance measurement that avoids taking short-term risks at the expense of long-term stockholder interests. In addition, the following risk oversight and compensation design features described in greater detail elsewhere in this CD&A safeguard against excessive risk taking:

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    stock ownership requirements and a clawback policy;

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    prohibitions on executive officers engaging in any speculative transactions in Tetra Tech securities like hedging, and from pledging Tetra Tech securities in margin accounts or as collateral for a loan;

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    executive bonus payouts are based on financial performance metrics that drive stockholder value; and

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    long-term, equity-based incentive awards for executive officers are also based on financial metrics that drive stockholder value, and all equity awards have vesting requirements that align employees' interests with stockholders.

Compensation Process

        Each November, following the conclusion of Tetra Tech's fiscal year on or about September 30, the Compensation Committee meets to determine the compensation for each executive officer, as follows: (1) the base salary is set for the succeeding fiscal year; (2) the variable cash incentive award is determined for the prior fiscal year, based upon financial performance in that year; and (3) the long-term, equity-based incentive awards are granted for the succeeding fiscal year, based on a multiple of salary in the prior fiscal year. Accordingly, in November 2013, the Compensation Committee determined the base salaries for fiscal 2014, the cash incentive awards for fiscal 2013 based on fiscal 2013 financial performance, and the equity awards for fiscal 2014. In November 2014, the Compensation Committee determined the base salaries for fiscal 2015, the cash incentive awards for fiscal 2014 based on fiscal 2014 financial performance, and the equity awards for fiscal 2015.

        The Compensation Committee begins its process of deciding how to compensate Tetra Tech's NEOs by considering the competitive market data provided by Towers Watson and Tetra Tech's human resources staff. The Compensation Committee engaged Towers Watson to provide advice and recommendations on competitive market practices and specific compensation decisions. In November 2013, the market data included information from peer company proxy data and an industry-specific survey provided by FMI Corporation. This was used to identify a list of 16 companies that comprised Tetra Tech's peer companies. These peers consisted of companies that (1) focus primarily on engineering consulting services, consistent with Tetra Tech's executive talent competitors, (2) are size-relevant based on Tetra Tech's gross revenue, and (3) include both publicly traded and privately held firms. The peer companies are listed below:

AECOM Technology Corporation	Jacobs Engineering Group, Inc.
Arcadis US Inc.	MasTec Inc.
Black & Veatch Corporation	Parsons Brinckerhoff, Inc.
CDM Smith, Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	The Shaw Group, Inc.
Dycom Industries Inc.	Tutor Perini Corporation
Foster Wheeler AG	URS Corporation
HDR, Inc.	Willbros Group, Inc.

        In November 2014, the methodology changed due to insufficient data from FMI Corporation. Accordingly, Towers Watson's market rates were comprised of data from one or both of two sources: proxy data of seven industry peer companies, size-adjusted to Tetra Tech's revenue using regression analysis, and general industry survey data, also size-adjusted, as obtained from the Towers Watson Compensation Data Bank. The purpose of the regression analysis was to predict the 50th percentile of market pay rates at Tetra Tech's level of corporate revenue. In addition, an acquired company (The Shaw Group, Inc.) and two companies that primarily provide the type of construction services that Tetra Tech is in the process of exiting (MasTec Inc. and Tutor Perini Corporation), were removed from the peer group. The revised group of peer companies is as follows:

AECOM Technology Corporation	HDR, Inc.
Arcadis US Inc.	Jacobs Engineering Group, Inc.
Black & Veatch Corporation	Parsons Brinckerhoff, Inc.
CDM Smith, Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	URS Corporation
Dycom Industries Inc.	Willbros Group, Inc.
Foster Wheeler AG

        To the extent of available information, the positions and compensation levels of Tetra Tech's NEOs were compared to those of their counterpart positions at the peer companies, and the compensation levels for comparable positions at the peer companies were examined for guidance in determining base salaries, variable cash incentive awards, long-term, equity-based incentive awards, and total compensation.

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although it seeks input and recommendations from the CEO and Tetra Tech's human resources staff. Further, the Compensation Committee and the Audit Committee jointly determine the performance of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. Towers Watson works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities, and has undertaken no projects for management except at the request of the Compensation Committee chairman and in the capacity of the Compensation Committee's agent where such projects are in direct support of the Compensation Committee's charter. No work performed by Towers Watson during fiscal 2014 raised any conflict of interest.

        In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Tetra Tech and its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the cash incentive awards paid to the NEOs and the performance shares awarded to the NEOs for fiscal 2014 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the stock options and RSUs with time-based vesting granted to the NEOs in fiscal 2013 are subject to the deduction limits of Code Section 162(m). In November 2013, the Compensation Committee implemented the amended and restated Executive Compensation Plan, which was approved by stockholders at the 2014 annual meeting.

        The Compensation Committee considers the accounting consequences to Tetra Tech of different compensation decisions and the impact on stockholder dilution. However, neither of these factors will compel a particular compensation decision.

Compensation Components

        For fiscal 2014, Tetra Tech's executive compensation package included the same components as in fiscal 2013, as follows:

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    base salary;

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    variable cash incentive awards; and

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    long-term, equity-based incentive awards.

        The Compensation Committee believes these compensation components align the interests of our executives and our stockholders by basing a significant portion of total compensation on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market compensation arrangements and individual position and performance.

        Similar to the practice of many peers, for retention purposes, Tetra Tech has shifted towards increasing executive officer base salaries to be closer to the 50th percentile of the applicable peer group. In addition, Tetra Tech provides compensation in the form of performance-based cash awards, performance shares with performance-based vesting, and stock options and RSUs with time-based vesting. The Compensation Committee remains committed to the philosophy that a majority of the executive officers' total compensation be comprised of variable, performance-based incentives that are tied to an increase in stockholder value.

Fiscal 2014 Compensation

        •    Base Salary.    The Compensation Committee establishes base salaries near the beginning of Tetra Tech's fiscal year, based on performance in the prior fiscal year and data from peer companies. The compensation philosophy for the CEO is to set his base salary near the 50th percentile of the peers. With respect to the Compensation Committee's analysis of CEO compensation for fiscal 2014, Towers Watson performed an independent assessment of the competitiveness of the CEO's compensation and offered recommendations. Towers Watson's review included competitive analyses of (1) the CEO's total direct compensation opportunity, including base salary, target bonus opportunity, and long-term, equity-based award value; and (2) the pay-for-performance alignment in relation to certain peer companies for which relevant information was available. After considering the information provided by Towers Watson and Tetra Tech's financial performance, the Compensation Committee determined that the CEO's base salary for fiscal 2014 should not be increased, although the median salary for CEOs of the peer companies was $965,000.

        With respect to the other NEOs in fiscal 2014, Towers Watson concluded that competitive positioning varied by executive, but in the aggregate these NEOs continued to be near the 25th percentile for base salary. Towers Watson advised the Compensation Committee that, in general, it considers an individual executive's pay to be in line with the market when salary is within 10% of the median. After considering the information provided by Towers Watson, Tetra Tech's fiscal year financial performance, and the CEO's recommendation, the Compensation Committee determined that each NEO's base salary should not be increased, as reflected in the table below.

Named Executive Officers	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary	% Change
Dan L. Batrack	$900,000	$900,000	0
Steven M. Burdick	430,000	430,000	0
James R. Pagenkopf.	430,000	430,000	0
Ronald J. Chu	430,000	430,000	0
Frank C. Gross, Jr.	450,000	450,000	0

        •    Variable Cash Incentive Awards.    The Compensation Committee believes that a significant portion of the annual cash compensation of each NEO should be in the form of variable cash incentive pay. Annual cash incentive awards are used to motivate executive officers to meet and exceed annual company objectives. As explained below, these incentives are paid to reward the achievement of specified operating, financial, strategic and individual measures, and goals that are expected to contribute to stockholder value creation over time.

        Performance measures and goals for determining annual cash incentive awards for NEOs for fiscal 2014 were pre-established, are determined and paid in accordance with, Tetra Tech's Executive Compensation Plan. The measures and goals were based on Tetra Tech's achievement of its fiscal 2014 objectives, as contained in Tetra Tech's fiscal 2014 Annual Operating Plan ("AOP") for the corporation as a whole and for each of its business groups. The AOP was approved by the Board of Directors in November 2013. Each executive's individual contribution is also evaluated.

        For each NEO, the cash incentive awards are calculated by multiplying the individual's annual base salary at fiscal year-end by the individual's target award percentage, and multiplying the result by a corporate or group performance factor ("CPF"), as applicable, and an individual performance factor ("IPF"), as follows:

CASH INCENTIVE AWARD = BASE SALARY × TARGET AWARD % × CPF × IPF

        The target annual incentive opportunities for the executive officers are derived in part from peer group and competitive survey analysis data, and in part by the Compensation Committee's judgment on the internal equity of the positions, scope of job responsibilities and the executives' industry experience and tenure. Potential adjustments to the annual incentive target for the executive officers are considered by the Compensation Committee on an annual basis. The Compensation Committee did not adjust the fiscal 2014 target annual incentive opportunity for any of the executive officers because the Committee believed they were appropriate and commensurate with the responsibilities of those executives.

        The following table sets forth the target award percentage and the maximum award possible as a percentage of fiscal 2014 base salary for each NEO. Their minimum award opportunity is zero.

Named Executive Officers	Minimum Bonus as a % of Base Salary	Target Award (%)	Maximum Bonus as a % of Base Salary (%)*
Dan L. Batrack	0	120	202
Steven M. Burdick	0	75	126
James R. Pagenkopf	0	75	126
Ronald J. Chu	0	75	126
Frank C. Gross, Jr.	0	75	126

*
The maximum opportunity is 168% of each NEO's target award.

        The CPF has a range of 0 to 1.4 with a target of 1.0 based on achievement of key performance and financial objectives set forth in the AOP. The CPF for executive officers other than the Group Presidents is based on Tetra Tech's overall performance in the fiscal year. The CPF for the Group Presidents is based upon the performance of their respective business groups. In each case, actual fiscal 2014 performance was compared to the fiscal 2014 target in the categories of:

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    gross revenue;

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    operating income;

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    cash flow; and

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    backlog.

        The Compensation Committee retains the discretion to adjust results in appropriate circumstances. Further, the Committee may elect to "zero" the CPF if results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value.

        Specifically, for each metric, the Compensation Committee reviewed fiscal 2014 performance as a percentage of the target and determined an award percentage (from 0 to 1.4). The results were then averaged to determine the preliminary CPF. The CPF was then increased or decreased depending upon the growth level of the applicable AOP targets. This "growth factor" was determined by comparing the fiscal 2013 actual results to the fiscal 2014 targets, as a percentage of the fiscal 2013 actual results. The Compensation Committee then applied a factor (0.9 for less than 5% growth; 1.0 for growth of 5% to 10%; 1.1 for growth of 10% to 15%; and 1.2 for greater than 15% growth) for each metric based on the growth of that metric. The results were then averaged to determine the final CPF. This process is illustrated below for each of the NEOs.

        The IPF, determined by the Compensation Committee following a recommendation by the CEO (other than with respect to himself), has a range of 0 to 1.2 with a target of 1.0 for expected contribution level. The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of Tetra Tech's internal financial controls, the accuracy and appropriateness of its financial reporting, and the leadership provided by the CFO to the company.

        For purposes of the IPF, the CEO evaluates and scores each executive officer (other than himself) based on performance categories, including contribution to the successful achievement of annual operational goals, leadership at Tetra Tech in such officer's area of responsibility, strategic planning, and the implementation of applicable corporate objectives. In fiscal 2014, these objectives were as follows:

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    maintaining high standards in business ethics;

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    maintaining high standards in customer service;

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    enhancing Tetra Tech's organizational structure;

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    developing a three-year strategic plan that achieves value creation objectives;

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    further implementing the contract management process to minimize risk and surprises;

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    improving key management metrics and reporting;

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    improving corporate-wide marketing functions and processes;

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    winning key/targeted program competitions;

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    further implementing Tetra Tech's enterprise resource planning system migration plan;

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    identifying succession candidates for all executive positions;

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    targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

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    reducing legal and risk management insurance expenses while maintaining service levels; and

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    providing a safe and healthy workplace for employees.

        The minimum performance threshold for each of the CPF and the IPF is 0.6. Accordingly, the achievement of less than 60% in either the CPF or IPF would result in the elimination of the executive officer's bonus. However, the Compensation Committee has the discretion to adjust specific performance bonus amounts when deemed to be in the best interests of Tetra Tech and its stockholders. The maximum pay-out is 168% of target (maximum CPF of 1.4 × maximum IPF of 1.2).

        The Compensation Committee determined that the CPF for Messrs. Batrack and Burdick would be 0.88, based on Tetra Tech's performance, in accordance with the following calculation.

Metric (Tetra Tech)	Actual FY 2014(1)		Actual FY 2014 as a % of Target FY 2014		Preliminary Award % (0-1.4)	Growth %	Factor Applied	Final Award % (0-1.4)
Gross Revenue	2,483,814		86		0.86	11	1.1	0.94
Operating Income	95,139	(2)	49	(2)	0.49	191	1.2	0.59
Cash Flow	127,376		84		0.84	10	1.1	0.92
Backlog	2,011,293		96		0.96	10	1.1	1.05

					0.79			0.88

(1)
Reflects an estimate at time of Compensation Committee determination.

(2)
Adjusted downward to reflect the impact of purchase accounting contributions.

        Based on Tetra Tech's performance in fiscal 2014 and Mr. Batrack's overall contribution to the company in fiscal 2014, the Compensation Committee determined that Mr. Batrack should receive an IPF of 1.00. However, the Committee exercised its discretion and reduced Mr. Batrack's calculated bonus of $950,400 to $850,000 due to claims and contract loss issues in fiscal 2014, as well as the absence of significant acquisitions.

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Burdick's performance and overall contribution to the company in fiscal 2014, the Compensation Committee (together with the Audit Committee) concluded that Mr. Burdick should receive an IPF of 1.00. However, the Compensation Committee exercised its discretion and reduced Mr. Burdick's calculated bonus from $282,000 to $250,000 due to the factors noted above with respect to Mr. Batrack.

        The Compensation Committee determined that the CPF for Mr. Pagenkopf would be 0.96, based on ECS' performance, in accordance with the following calculation:

Metric (ECS)	Actual FY 2014(1)	Actual FY 2014 as a % of Target FY 2014	Preliminary Award % (0-1.4)	Growth %	Factor Applied	Final Award % (0-1.4)
Gross Revenue	963,024	96	0.96	–3	0.9	0.87
Operating Income	76,015	87	0.87	97	1.2	1.05
Cash Flow	80,066	89	0.89	92	1.2	1.07
Backlog	631,270	97	0.97	4	0.9	0.87

			0.92			0.96

(1)
Reflects an estimate at time of Compensation Committee determination.

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Pagenkopf's performance and overall contribution to Tetra Tech in fiscal 2014, the Compensation Committee determined that Mr. Pagenkopf should receive an IPF of 0.90. The rating was due in part to performance issues in ECS' mining, Eastern Canada operations, and Canadian oil and gas operations, offset by ECS' success in its traditional market areas.

        The Compensation Committee determined that the CPF for Mr. Chu would be 1.09, based on TSS' performance, in accordance with the following calculation:

Metric (TSS)	Actual FY 2014(1)	Actual FY 2014 as a % of Target FY 2014	Preliminary Award % (0-1.4)	Growth %	Factor Applied	Final Award % (0-1.4)
Gross Revenue	912,749	99	0.99	–1	0.9	0.90
Operating Income	91,859	109	1.09	17	1.2	1.31
Cash Flow	91,273	109	1.09	19	1.2	1.31
Backlog	729,004	92	0.92	4	0.9	0.87

			1.03			1.09

(1)
Reflects an estimate at time of Compensation Committee determination.

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Chu's performance and overall contribution to Tetra Tech in fiscal 2014, the Compensation Committee determined that Mr. Chu should receive an IPF of 1.15. Mr. Chu exceeded expectations in all major performance categories, and effectively managed his organization during fiscal 2014.

        The Compensation Committee determined that the CPF for Mr. Gross would be 0.50, based on RCM's performance, in accordance with the following calculation:

Metric (RCM)	Actual FY 2014(1)	Actual FY 2014 as a % of Target FY 2014	Preliminary Award % (0-1.4)	Growth %	Factor Applied	Final Award % (0-1.4)
Gross Revenue	703,253	78	0.78	24	1.2	0.94
Operating Income	0	0	0	NM	1.0	0
Cash Flow	0	0	0	NM	1.0	0
Backlog	734,514	98	0.98	14	1.1	1.07

			0.44			0.50

(1)
Reflects an estimate at time of Compensation Committee determination.

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Gross' performance and overall contribution to Tetra Tech in fiscal 2014, the Compensation Committee determined that Mr. Gross should receive an IPF of 0.80. Although the CPF for RCM was less than 0.6, the Compensation Committee exercised its discretion to award a bonus to Mr. Gross in light of his leadership of RCM under difficult circumstances and his management of the company's claims resolution process.

        Based on the above analysis, the Compensation Committee approved cash incentive awards for fiscal 2014 to the NEOs as follows. Such awards reflected the discretion of the Compensation Committee.

Named Executive Officers	Fiscal 2014 Base Salary ($)	Target Award Percentage (%)	Corporate Performance Factor	Individual Performance Factor	Calculated Cash Incentive Award ($)	Actual Cash Incentive Award ($)
Dan L. Batrack	900,000	120	0.88	1.00	950,400	850,000
Steven M. Burdick	430,000	75	0.88	1.00	282,000	250,000
James R. Pagenkopf	430,000	75	0.96	0.90	280,000	280,000
Ronald J. Chu	430,000	75	1.09	1.15	400,000	400,000
Frank C. Gross, Jr.	450,000	75	0.50	0.80	0	200,000

        •    Long-Term, Equity-Based Incentive Awards.    The objective of Tetra Tech's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders, and to provide each executive officer with an incentive to manage Tetra Tech from the perspective of an owner with an equity stake in the business. Specifically, long-term incentive awards are designed to:

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    reward financial performance and encourage the achievement of long-term sustained growth of stockholder value;

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    aid in the retention of key executives;

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    balance the effect of market dynamics on equity compensation;

    •
    take into consideration the effect of equity award expense on Tetra Tech performance; and

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    foster executive officer stock ownership.

        The Compensation Committee grants these awards to executive officers annually after the close of the fiscal year. The Committee's policy is to grant these equity awards following the public release of Tetra Tech's fourth quarter and fiscal year financial results, during an open trading window, and to establish grant dates in advance. In November 2013, the Compensation Committee made its fiscal 2014 annual awards to the executive officers.

        To strike an appropriate balance between encouraging stock price appreciation and EPS growth, the Compensation Committee determined that, for fiscal 2014, the equity mix would consist of 40% stock options (which have value only if Tetra Tech's share price increases over the option term), 40% performance shares (which have value if Tetra Tech achieves certain growth in EPS over the three-year vesting schedule as described below), and 20% time-vested RSUs (the value of which will vary dependent upon Tetra Tech's share price), based on the respective values of these awards. This mix was changed in November 2014 as noted below under "Fiscal 2015 Compensation Approach".

        With respect to the CEO, the fair value of the equity award was equivalent to 300% of Mr. Batrack's fiscal 2013 base salary, although Towers Watson determined that the 50th percentile for awards to the CEOs at the peer companies was 330% of base salary. With respect to the other NEOs, the fair value of the equity award was equivalent to 125% of their respective 2013 base salaries. Each executive officer's targeted opportunity is converted into specific grants by dividing the total targeted value (the targeted percentage of base salary) by the Black-Scholes value of an option and the fair market value of a share of stock immediately prior to the award date.

        Fiscal 2014 grants of stock options, and awards of performance shares and RSUs, were made to the NEOs as follows:

Named Executive Officers	Stock Options (#)	Grant Value of Stock Options ($)	Performance Shares (#)	Grant Value of Performance Shares ($)	RSUs (#)	Grant Value of RSUs ($)
Dan L. Batrack	116,254	1,088,137	38,176	1,091,070	19,088	545,535
Steven M. Burdick	23,143	216,618	7,600	217,208	3,800	108,604
James R. Pagenkopf	23,143	216,618	7,600	217,208	3,800	108,604
Ronald J. Chu	23,143	216,618	7,600	217,208	3,800	108,604
Frank C. Gross, Jr.	24,220	226,699	7,950	227,211	3,975	113,606

        •    Stock Options.    All stock options vest in equal annual installments over four years provided that the NEO remains employed by Tetra Tech, and expire on the eighth anniversary of the grant date. The exercise price represents the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of the NEOs' total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. Further, the vesting provisions are designed to retain the services of the NEO for an extended duration.

        •    Performance Shares.    Each year, the Compensation Committee awards performance shares to be used for the three-year plan that starts in that fiscal year. For example, in November 2013, the 2014 - 2016 plan was authorized. The performance share awards under that plan vest in equal annual installments over the three-year performance period.

        Vesting is performance-based, dependent on the growth in Tetra Tech's EPS, as adjusted ("Adjusted EPS"), during the three-year performance period. These adjustments, which ensure consistency among the fiscal years, include the exclusion of the impacts from (1) goodwill impairment, (2) accounting changes requiring current and prior period adjustments due to materiality under relevant SEC Staff Accounting Bulletins and related accounting pronouncements, (3) changes in newly issued or existing accounting principles and related interpretations for the vesting years one to three, (4) the settlement of tax audits more or less than amounts previously recorded, (5) gains and losses from dispositions of subsidiaries and significant business lines, and (6) shares issued and costs incurred in connection with acquisitions, mergers or debt restructurings. Further, Compensation Committee discretion is allowed for instances of one-time events and management adjustments.

        For each three-year plan, the prior year Adjusted EPS is the measure control point, which cannot be modified. For example, for the grant made in fiscal 2014 that will vest through fiscal 2016, the fiscal 2013 Adjusted EPS of $0.66 is the basis of measurement. Annual award vesting is as follows:

Annual Award Vesting % of Installment	Adjusted EPS Growth
0	less than 5% year-over-year growth
60	5 to 9% year-over-year growth
100	10 to 14% year-over-year growth
120	15 to 20% year-over-year growth
140	greater than 20% year-over-year

        At the end of each fiscal year, the Adjusted EPS for that fiscal year is determined and compared to the measure control point EPS so that the growth rate may be calculated. For each executive officer, the Adjusted EPS growth rate is used to determine the vesting percentage of each installment, as indicated in the table above. If less than 100% of an installment vests, the balance of that installment is forfeited. Each installment of stock eligible for vesting in a given year is scored based upon the average annual Adjusted EPS growth since the year in which that installment was granted.

        Since the Compensation Committee implemented a new performance share plan in each of fiscal 2012, 2013 and 2014, for purposes of performance share vesting in fiscal 2014, there were three individual plans, each with its own performance period and Adjusted EPS control points. Based upon the CFO's determination, as approved by the Compensation Committee, that the fiscal 2014 Adjusted EPS was $0.83, the Compensation Committee concluded the following:

    •
    for the 2012 plan, the three-year average annual growth rate over the control point of $1.45 was 0%. Accordingly, 0% of the third installment of that award vested;

    •
    for the 2013 plan, the two-year average annual growth rate over the control point of $1.63 was 0%. Accordingly, 0% of the second installment of that award vested; and

    •
    for the 2014 plan, the growth rate over the control point of $0.66 was 26%. Accordingly, 140% of the first installment of that award vested.

        The Compensation Committee modified Tetra Tech's performance share plan in November 2014 as noted below under "Fiscal 2015 Compensation Approach".

        •    Restricted Stock Units.    The Compensation Committee began granting RSUs to the executive officers in fiscal 2013. All RSUs vest in equal annual installments over four years provided that the executive officer remains employed by Tetra Tech. These vesting provisions are designed to retain the services of the executive officer for an extended duration.

        Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2014" in this proxy statement for additional information regarding the above-described grants to the NEOs and all other outstanding equity awards previously granted to the NEOs.

        •    Vesting Upon Change in Control.    Tetra Tech has entered into change in control agreements with each of the executive officers. Under these agreements, upon the occurrence of a change in control, all outstanding unvested stock options, performances shares and RSUs held by the executive officers that were granted prior to November 3, 2014 will vest (regardless of whether any applicable performance targets have been met), subject to the executive officer remaining employed by Tetra Tech on such date.

        On November 3, 2014, all of these change in control agreements were amended and restated to provide that equity awards made on and after November 3, 2014 will not automatically vest. Instead, the unvested stock options, performance shares and RSUs will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested stock option, restricted stock and RSU awards subject solely to time-based vesting shall vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results.

        Please refer to the "Potential Payments upon Termination or Change in Control" section of this proxy statement for additional information regarding change in control events and outstanding awards granted to the NEOs.

        •    Group Benefits/Perquisites.    The Compensation Committee believes that perquisites for executive officers should be limited in scope and value. The benefits approved by the Compensation Committee are as follows: a vehicle allowance of $900 per month; an estate/financial planning, and tax planning and preparation allowance of up to $4,000 per year; an allowance of up to $6,000 per year for memberships of each executive officer's choice; and a medical allowance of up to $1,000 per year for annual physical exam expenses not reimbursed by Tetra Tech's medical plan. In addition, the CEO is entitled to a company-paid country club membership, which he has not utilized.

        With the exception of the benefits described above and the right with other enumerated employees to participate in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the executive officers. Tetra Tech's executive officers are eligible to participate in the same employee benefit plans and on the same basis as all other Tetra Tech employees.

        •    Deferred Compensation Plan.    Tetra Tech's Deferred Compensation Plan is available to directors and a select group of highly compensated employees, including all executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis, recognizing that Tetra Tech does not sponsor a pension plan on behalf of the executive officers or other employees covered by the plan.

        Tetra Tech does not make matching contributions under the Deferred Compensation Plan other than potential restoration of matching amounts to make up for certain limits applicable to Tetra Tech's 401(k) plan, at the discretion of Tetra Tech's Deferred Compensation Plan Committee. The Deferred Compensation Plan administrator is the Deferred Compensation Plan Committee.

        Please refer to the table entitled "Nonqualified Deferred Compensation—Fiscal 2014" in this proxy statement and the information set forth below that table for additional information regarding the Deferred Compensation Plan.

Fiscal Year 2015 Compensation Approach

        As noted in the Executive Summary, in November 2014, the Compensation Committee and Board of Directors approved several key changes in Tetra Tech's executive compensation policies to improve its governance practices for the benefit of stockholders. These policy changes included the following:

    •
    at least 50% of the executive's overall equity award will consist of performance-based performance share units ("PSUs");

    •
    PSUs will have a three-year performance period with cliff vesting at the end of such period;

    •
    PSU vesting will be determined 50% by EPS growth and 50% by relative TSR; and

    •
    for the TSR comparison, equal weight will be given to an industry peer group and the S&P 1000.

        Prior to the end of fiscal 2014, the Compensation Committee again retained Towers Watson to perform an independent assessment of the competitiveness of the CEO's and other executive officers' cash and equity-based compensation and offer recommendations. Based upon its review of the Towers Watson report, Tetra Tech's financial performance in fiscal 2014, the CEO's recommendations and other considerations, the Compensation Committee took the following actions in November 2014:

  •
  Base Salaries—The fiscal 2015 base salaries of Messrs. Batrack, Pagenkopf and Gross were not increased from the fiscal 2014 levels. The fiscal 2015 base salaries of Messrs. Burdick and Chu were increased to $450,000 (4.7%) and $460,000 (7.0%), respectively.

  •
  Variable Cash Incentive Awards—The target award opportunity for the CEO was maintained at 120%, and the target award opportunities for the CFO and the Group Presidents were maintained at 75%, of base salary. The maximum pay-out opportunity was increased from 168% to 200%, in the event of superior performance as determined by the Compensation Committee. Achievement of the variable cash incentive awards in fiscal 2015 will continue to be determined solely on the basis of annual performance, as measured against Tetra Tech's annual operating plan for fiscal 2015, as approved by the Board of Directors.

  •
  Long-Term, Equity-Based Incentive Awards—The equity award mix from fiscal 2014 was revised as follows to place additional emphasis on performance-based awards:

    •
    the percentage of performance shares/PSUs was increased to 50% from 40%;

      •
      the percentage of stock options was decreased to 25% from 40%; and

      •
      the percentage of time-vested RSUs was increased to 25% from 20%,

    based on the respective values of these awards.

        The equity awards, as a percentage of fiscal 2014 base salary, were as follows: CEO, 350%, and other NEOs, 125%. Accordingly, the Compensation Committee granted the following equity awards to the NEOs:

Named Executive Officers	Stock Options	PSUs	RSUs
Dan L. Batrack	95,455	63,000	31,500
Steven M. Burdick	16,288	10,750	5,375
James R. Pagenkopf.	16,288	10,750	5,375
Ronald J. Chu	16,288	10,750	5,375
Frank C. Gross, Jr.	17,045	11,250	5,625

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Compensation Committee has reviewed and discussed the CD&A section of this proxy statement with Tetra Tech's management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the CD&A section be included in this proxy statement and incorporated by reference into Tetra Tech's Annual Report on Form 10-K for its 2014 fiscal year.

Submitted by the Compensation Committee

J. Kenneth Thompson, Chairman
Patrick C. Haden
Albert E. Smith
Kirsten M. Volpi

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2014 were Patrick C. Haden, Albert E. Smith, J. Kenneth Thompson and Kirsten M. Volpi. No member of the Compensation Committee was at any time during the 2014 fiscal year one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2014, none of our executive officers has served on the board of directors or compensation committee of any other company, which company has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee.

Summary of Compensation

        The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to us and our subsidiaries for each of the last three fiscal years during which such individuals served as executive officers. Our NEOs for fiscal 2014 include our CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2014 who were serving as executive officers at the end of fiscal 2014. No executive officer who would have otherwise been includable in such table on the basis of total compensation earned for fiscal 2014 has been excluded by reason of his or her termination of employment or change in executive officer status during the fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Dan L. Batrack	2014	900,000	—	850,000	1,636,605	1,088,137	39,840	4,514,582
Chairman and Chief Executive	2013	884,615	—	720,000	1,346,430	895,850	40,395	3,887,290
Officer	2012	791,250	—	1,250,000	675,900	1,239,000	41,586	3,997,736
Steven M. Burdick	2014	430,000	—	250,000	325,812	216,618	43,237	1,265,667
Executive Vice President and	2013	425,384	—	215,000	232,896	139,840	39,132	1,052,252
Chief Financial Officer	2012	400,000	—	367,000	112,650	227,150	45,446	1,152,246
James R. Pagenkopf	2014	430,000	—	280,000	325,812	216,618	29,014	1,281,444
Executive Vice President and	2013	425,384	—	205,000	312,954	187,910	28,909	1,160,157
President of ECS	2012	386,539	—	300,000	161,405	295,782	25,902	1,169,628
Ronald J. Chu	2014	430,000	—	400,000	325,812	216,618	34,931	1,407,361
Executive Vice President and	2013	425,384	—	335,000	303,857	182,448	30,706	1,277,395
President of TSS	2012	386,539	—	312,000	163,748	300,069	36,137	1,198,493
Frank C. Gross, Jr.(6).	2014	450,000	—	200,000	340,817	226,699	37,329	1,254,845
Executive Vice President and	2013	448,461	—	200,000	189,228	113,620	34,773	986,082
President of RCM	2012	440,000	—	347,000	450,600	166,786	37,347	1,441,733

(1)
Effective November 21, 2014, the annual base salaries for the NEOs for fiscal 2015 are as follows: Mr. Batrack, $900,000 (no increase); Mr. Burdick, $450,000; Mr. Pagenkopf, $430,000 (no increase); Mr. Chu, $460,000; and Mr. Gross, $450,000 (no increase). The fiscal 2013 base salaries became effective on November 17, 2012, and were not retroactive to the beginning of fiscal 2013. Accordingly, during the period from October 1, 2012 to November 17, 2012, the NEOs received compensation based on their prior base salaries. This resulted in fiscal 2013 salary totals being different than the base salaries that became effective on November 17, 2012. This situation occurs each fiscal year since salaries are set in November and are not retroactive to the beginning of the fiscal year.

(2)
The amounts listed in this column for fiscal 2014 reflect the cash awards paid to the NEOs for fiscal 2014 performance, as further described in the CD&A section of this proxy statement and the "Grants of Plan-Based Awards—Fiscal 2014" table below. The amounts listed in this column for fiscal 2013 and 2012 reflect the cash awards paid to the NEOs for performance in those fiscal years.

(3)
The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance shares and RSUs awarded during the applicable fiscal year. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. For the performance share awards, this is based upon the probable outcome of applicable performance conditions (100% vesting), estimated as of the grant date. The amounts shown disregard estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grant of Plan-Based Awards—Fiscal 2014" table below for information on awards made in fiscal 2014. The maximum values that could have been earned for the performance shares (140% vesting) were: for Mr. Batrack, $1,527,487, $1,256,668 and $946,260 for fiscal 2014, 2013 and 2012, respectively; for Mr. Burdick, $304,091, $217,370 and $157,710 for fiscal 2014, 2013 and 2012, respectively; for Mr. Pagenkopf, $304,091, $292,090 and $225,967 for fiscal 2014, 2013 and 2012, respectively; for Mr. Chu, $304,091, $283,599 and $229,247 for fiscal 2014, 2013 and 2012, respectively; and for Mr. Gross, $318,095, $176,613 and $630,840 for fiscal 2014, 2013 and 2012, respectively.

(4)
The amounts in the Options Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock options granted during the applicable fiscal year. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grants of Plan-Based Awards—Fiscal 2014" table below for information on stock option grants made in fiscal 2014.

(5)
Consists of the employer contribution made on behalf of each of the NEOs to our qualified retirement plan, as well as automobile, membership, estate/financial planning and medical allowances described in the CD&A section of this proxy statement.

(6)
Mr. Gross has served as President of RCM since July 18, 2011. Pursuant to his employment offer, we agreed to award Mr. Gross, for fiscal 2012, 20,000 performance shares that vest over three years, with vesting based on the growth in our Adjusted EPS.

        The following table provides information on stock option, performance share, RSU and cash-based performance awards, in fiscal 2014 to each of our NEOs. There can be no assurance that the Grant Date

Fair Value of Stock and Option Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts are also included in the "Stock Awards" and "Option Awards" columns of the Summary Compensation table.

Grants of Plan-Based Awards—Fiscal 2014

								All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(1)(2) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan L. Batrack	(3)	—	1,080,000	1,818,000
	11/22/13								116,254	28.58	1,088,137
	11/22/13(4)				—	38,176	53,446	38,176			1,091,070
	11/22/13(5)							19,088			545,535
Steven M. Burdick	(3)	—	322,500	541,800
	11/22/13								23,143	28.58	216,618
	11/22/13(4)				—	7,600	10,640	7,600			217,208
	11/22/13(5)							3,800			108,604
James R. Pagenkopf	(3)	—	322,500	541,800
	11/22/13								23,143	28.58	216,618
	11/22/13(4)				—	7,600	10,640	7,600			217,208
	11/22/13(5)							3,800			108,604
Ronald J. Chu	(3)	—	322,500	541,800
	11/22/13								23,143	28.58	216,618
	11/22/13(4)				—	7,600	10,640	7,600			217,208
	11/22/13(5)							3,800			108,604
Frank C. Gross, Jr.	(3)	—	337,500	567,000
	11/22/13								24,220	28.58	226,699
	11/22/13(4)				—	7,950	11,130	7,950			227,211
	11/22/13(5)							3,975			113,606

(1)
These awards will vest in full and, if applicable, become immediately exercisable in the event of a change in control, as defined in each NEO's change in control agreement. However, equity awards made on and after November 3, 2014 will not automatically vest. Instead, the unvested stock options, performance shares/units and RSUs will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated "other than for cause" or for "good reason." Upon such occurrence, all unvested stock option, restricted stock and RSU awards subject solely to time-based vesting will vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results. We refer you to "Potential Payments upon Termination or Change in Control" tables below for further information.

(2)
These stock option awards were granted under the 2005 Plan. The grant date fair value is $9.36. The options vest as to 25% of the shares subject to the options on each of the first through fourth anniversaries of the grant date. The options have a maximum term of eight years subject to earlier termination upon cessation of service. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares. For additional detail on the grant date fair value of these options, see footnote (4) to the Summary Compensation Table above.

(3)
This row represents the possible annual cash incentive awards for fiscal 2014. More information about these payments appears above in the CD&A section of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 21, 2014, are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying: (i) 120% and 202%, respectively, by Mr. Batrack's annual base salary; and (ii) 75% and 126%, respectively, by Messrs. Burdick, Pagenkopf, Chu and Gross' respective annual base salaries, as in effect at the end of fiscal 2014. Consistent with prior fiscal years, there was no threshold value for fiscal 2014.

(4)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of performance shares, as further discussed in the CD&A section of this proxy statement. Vesting is performance-based over a three-year period and is completely at risk. The number of shares that vest, from 0% to 140% of the installment, is based on the growth in our Adjusted EPS. Accordingly, there is no threshold value. For additional detail on the grant date fair value of these shares, see footnote (3) to the Summary Compensation Table above.

(5)
The amounts shown in these rows reflect the awards of RSUs, as further discussed in the CD&A section of this proxy statement. The RSUs vest as to 25% of the RSUs on each of the first through fourth anniversaries of the award date. For additional detail on the grant date fair value of these shares, see footnote (3) to the Summary Compensation Table above.

        The following table shows the number of our common shares covered by exercisable and unexercisable stock options, and the number of unvested performance shares and RSUs, held by our NEOs as of September 28, 2014:

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*
Dan L. Batrack	30,000	—	23.68	11/16/15	(1)
	50,000	—	16.98	11/14/16	(2)
	70,000	—	25.55	11/13/17	(3)
	75,000	25,000	23.48	11/12/18	(4)
	75,000	75,000	22.53	11/11/19	(5)
	25,625	76,875	24.26	11/16/20	(6)
	—	116,254	28.58	11/22/21	(7)
						10,000	(8)	252,000
						24,666	(9)	621,583
						13,875	(6)	349,650
						38,176	(10)	962,035
						19,088	(7)	481,018
Steven M. Burdick	16,750	—	23.68	11/16/15	(1)
	16,750	—	16.98	11/14/16	(2)
	16,750	—	25.55	11/13/17	(3)
	12,563	4,187	23.48	11/12/18	(4)
	13,750	13,750	22.53	11/11/19	(5)
	4,000	12,000	24.26	11/16/20	(6)
	—	23,143	28.58	11/22/21	(7)
						1,666	(8)	41,983
						4,266	(9)	107,503
						2,400	(6)	60,480
						7,600	(10)	191,520
						3,800	(7)	95,760
James R. Pagenkopf	8,000	—	23.68	11/16/15	(1)
	8,000	—	16.98	11/14/16	(2)
	10,000	—	25.55	11/13/17	(3)
	24,132	8,061	23.48	11/12/18	(4)
	17,905	17,904	22.53	11/11/19	(5)
	5,375	16,125	24.26	11/16/20	(6)
	—	23,143	28.58	11/22/21	(7)
						2,388	(8)	60,178
						5,733	(9)	144,472
						3,225	(6)	81,270
						7,600	(10)	191,520
						3,800	(7)	95,760
Ronald J. Chu	29,413	—	25.55	11/13/17	(3)
	24,714	8,237	23.48	11/12/18	(4)
	18,164	18,164	22.53	11/11/19	(5)
	5,219	15,656	24.26	11/16/20	(6)
	—	23,143	28.58	11/22/21	(7)
						2,422	(8)	61,034
						5,566	(9)	140,263
						3,131	(6)	78,901
						7,600	(10)	191,520
						3,800	(7)	95,760
Frank C. Gross, Jr.	22,500	7,500	21.65	7/18/19	(11)
	10,096	10,096	22.53	11/11/19	(5)
	3,250	9,750	24.26	11/16/20	(6)
	—	24,220	28.58	11/22/21	(7)
						6,666	(8)	167,983
						3,466	(9)	87,343
						1,950	(6)	49,140
						7,950	(10)	200,340
						3,975	(7)	100,170

*
The market value of the unvested performance shares and RSUs is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 26, 2014 (the last business day of our fiscal year), which was $25.20.

Vesting Schedule for Outstanding Stock Options, Unvested Performance Shares and Unvested RSUs

Note	Grant Dates	Vesting Dates
(1)	11/16/07	25% on 11/16/08; 25% annually for next 3 years
(2)	11/14/08	25% on 11/14/09; 25% annually for next 3 years
(3)	11/13/09	25% on 11/13/10; 25% annually for next 3 years
(4)	11/12/10	25% on 11/12/11; 25% annually for next 3 years
(5)	11/11/11	25% on 11/11/12; 25% annually for next 3 years
(6)	11/16/12	25% on 11/16/13; 25% annually for next 3 years
(7)	11/22/13	25% on 11/22/14; 25% annually for next 3 years
(8)	11/11/11	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(9)	11/16/12	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(10)	11/22/13	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(11)	7/18/11	25% on 7/18/12; 25% annually for next 3 years

        Outstanding options under the 2005 Plan have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

        The following table shows the number of shares acquired by each of the NEOs during fiscal 2014 through stock option exercises and the vesting of performance shares and RSUs. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of performance shares and RSUs, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

Options Exercised and Stock Vested—Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested* (#)	Value Realized on Vesting ($)
Dan L. Batrack	100,413	759,922	4,625	133,524
Steven M. Burdick	41,750	400,420	800	23,096
James R. Pagenkopf	13,500	74,286	1,075	31,035
Ronald J. Chu	33,750	346,718	1,044	30,140
Frank C. Gross, Jr.	—	—	3,983	110,024

*
Consists of RSUs. No performance shares vested in fiscal 2014.

        The following table shows each NEO's contributions and earnings during fiscal 2014 and account balance as of September 28, 2014, under the Deferred Compensation Plan.

 Nonqualified Deferred Compensation—Fiscal 2014

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year-end ($)(3)
Dan L. Batrack	853,962	—	70,965	—	2,693,465
Steven M. Burdick	182,308	—	207,617	—	1,801,448
James R. Pagenkopf	63,500	—	34,390	—	488,097
Ronald J. Chu	5,788	—	78,706	—	724,911
Frank C. Gross, Jr.	—	—	—	—	—

(1)
These amounts were included in the "Salary" and/or "Non-Equity Incentive Plan Compensation" columns, as applicable, of the Summary Compensation Table.

(2)
None of the amounts are included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(3)
None of the amounts are included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2014.

        The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary, bonuses and/or directors fees in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. In addition, as of November 14, 2013, participants may also defer their performance shares and/or RSUs. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our NEOs. Since the adoption of the Deferred Compensation Plan by the Board of Directors in 2006, we have not made any contribution on behalf of any participant.

        Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant. As of the end of fiscal 2014, the measurement funds consisted of the following: Fidelity VIP Money Market Initial, PIMCO VIT Total Return Admin., PIMCO VIT Real Return Admin., PIMCO VIT Global Bond (Unhedged) Admin., MainStay VP High Yield Corporate Bond Initial, MainStay VP T. Rowe Price Equity Income Initial, Fidelity VIP Index 500 Initial, American Funds IS Growth 2, Invesco V.I. American Value I, Fidelity VIP III Mid Cap Initial, Delaware VIP Small Cap Value Std., Deutsche Small Cap Index VIP A, Invesco VIF International Growth I, MFS VIT II International Value Initial, MainStay VP DFA/DuPont Capital Emerging Markets Eq., and Invesco VIF Global Real Estate I. In addition, we may credit additional matching amounts to a participant's account for any plan year as determined by the Compensation Committee, including a matching contribution on deferrals over the IRS limitation on compensation that may be taken into account under our 401(k) plan. Distributions are made in accordance with elections filed by participants.

Potential Payments Upon Termination or Change in Control

        None of our NEOs have an employment agreement with us. The CEO's employment may be terminated at any time at the discretion of the Board of Directors. The employment of the other NEOs may be terminated at any time by the CEO with the Board's concurrence.

        We have entered into an amended and restated change in control agreement with each of our NEOs, which terminate on March 25, 2018. The agreements provide that if the NEO's employment is terminated by us without cause or by the NEO with good reason, in each case, in connection with or within two years of a change in control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    severance pay equal to $3,960,000 (in the case of Mr. Batrack), and 175% of base salary (in the case of our other NEOs);

    •
    a pro-rata target bonus for the year of termination, based on actual performance and the number of days the NEO worked during the year;

    •
    the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid;

    •
    a payment equal to 102% of the cost of providing one year of health benefits (two years in the case of Mr. Batrack) to the NEO and his or her dependents substantially similar to those provided immediately prior to such termination date.

        Under the terms of the change in control agreements, if an NEO's employment is terminated due to his or her death or disability, in each case, within two years of a change in control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination, based on the number of days the NEO worked during the year, together with the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid.

        Each NEO will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his employment termination, together with any benefits to which the NEO is entitled under our benefits programs.

        In addition, upon the occurrence of a change in control, all outstanding unvested stock options, performance shares and RSUs held by the NEOs that were granted prior to November 3, 2014 will vest (regardless of whether any applicable performance targets have been met), subject to the NEO remaining employed by us on such date. However, equity awards made on and after November 3, 2014 will not automatically vest. Instead, the unvested stock options, performance shares/units and RSUs will vest if, during the period commencing on the date of the change in control and ending on the second anniversary of such date, the executive's employment is terminated without cause or for good reason. Upon such occurrence, all unvested stock option, performance share/unit and RSU awards subject solely to time-based vesting shall vest in full, and all equity awards that vest upon the achievement of performance criteria will vest based on actual performance results.

        The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits. In that case, the payment and benefits would not be reduced. In no event are we obligated to provide any tax gross-up or similar payment to cover any NEO's Section 4999 excise tax.

        A "change in control" for purposes of the change in control agreements generally consists of one or more of the following events:

    •
    an acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    the consummation of a merger, reorganization or consolidation if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities); or

    •
    a sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

        A termination for "good reason" for purposes of the change in control agreements generally includes any of the following actions by us in connection with or following a change in control:

    •
    a material diminution of the NEO's base salary, annual bonus opportunity or both;

    •
    a material diminution in the NEO's authority, duties or responsibilities;

    •
    a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report;

    •
    a material diminution in the budget over which the NEO retains authority; or

    •
    a material change in the geographic location at which the NEO must perform his or her services.

        An NEO will only be entitled to terminate his or her employment for good reason if he or she has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice.

        A termination for "cause" means:

    •
    the willful and continued failure of the NEO to perform substantially his or her duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO by the board of directors or chief executive officer; or

    •
    the willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

Assumptions Regarding the Tables

        The tables below were prepared as though a change in control occurred on September 28, 2014 (the last day of our most recent fiscal year), and the employment of each of our NEOs was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 26, 2014 (the last business day of our fiscal year), which was $25.20. We are required by the SEC to use these assumptions. However, the NEOs' employment was not terminated on September 28, 2014, and a change in control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only. The following are the equity award and annual bonus assumptions:

    •
    stock options that become vested due to a change in control are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price);

    •
    the value of performance shares and RSUs that vest upon a change in control are taken into account at full fair market value; and

    •
    given that each of the NEO's employment has been deemed to have been terminated on the last day of the fiscal year, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rated bonuses have been included in the tables below.

Dan L. Batrack

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	3,960,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	37,584	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	315,513	315,513	315,513	315,513
Accelerated Vesting of Unvested Performance Shares(3)	1,835,618	1,835,618	1,835,618	1,835,618
Accelerated Vesting of Unvested RSUs(3)	830,668	830,668	830,668	830,668
Golden Parachute Cut-back (if any)	—	—	—	—

Total	6,979,383	2,981,799	2,981,799	2,981,799

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 28, 2014. See "Outstanding Equity Awards at 2014 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2014" for information regarding RSUs that vested in fiscal 2014. No performance shares vested in fiscal 2014.

Steven M. Burdick

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,792	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	55,195	55,195	55,195	55,195
Accelerated Vesting of Unvested Performance Shares(3)	341,006	341,006	341,006	341,006
Accelerated Vesting of Unvested RSUs(3)	156,240	156,240	156,240	156,240
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,323,733	552,441	552,441	552,441

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 28, 2014. See "Outstanding Equity Awards at 2014 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2014" for information regarding RSUs that vested in fiscal 2014. No performance shares vested in fiscal 2014.

James R. Pagenkopf

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	13,488	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	76,827	76,827	76,827	76,827
Accelerated Vesting of Unvested Performance Shares(3)	396,170	396,170	396,170	396,170
Accelerated Vesting of Unvested RSUs(3)	177,030	177,030	177,030	177,030
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,416,015	650,027	650,027	650,027

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 28, 2014. See "Outstanding Equity Awards at 2014 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2014" for information regarding RSUs that vested in fiscal 2014. No performance shares vested in fiscal 2014.

Ronald J. Chu

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,024	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	77,383	77,383	77,383	77,383
Accelerated Vesting of Unvested Performance Shares(3)	392,817	392,817	392,817	392,817
Accelerated Vesting of Unvested RSUs(3)	174,661	174,661	174,661	174,661
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,415,385	644,861	644,861	644,861

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 28, 2014. See "Outstanding Equity Awards at 2014 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2014" for information regarding RSUs that vested in fiscal 2014. No performance shares vested in fiscal 2014.

Frank C. Gross, Jr.

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	787,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Health Benefits	18,792	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	62,746	62,746	62,746	62,746
Accelerated Vesting of Unvested Performance Shares(3)	455,666	455,666	455,666	455,666
Accelerated Vesting of Unvested RSUs(3)	149,310	149,310	149,310	149,310
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,474,014	667,722	667,722	667,722

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 28, 2014. See "Outstanding Equity Awards at 2014 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2014" for information regarding RSUs that vested in fiscal 2014. No performance shares vested in fiscal 2014.

Confidentiality

        Each of our NEOs has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his or her employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions with Related Persons

        We did not have any related person transactions in fiscal 2014.

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

        The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    compensation to non-employee directors that is reported in our proxy statement;

    •
    transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;

    •
    transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    transactions where the rates or charges involved are determined by competitive bids;

    •
    transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    ordinary course of business travel and expenses, advances and reimbursements; and

    •
    payments made pursuant to (i) directors' and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

        Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

        The Audit Committee has reviewed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 28, 2014 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of September 28, 2014.

        The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Hugh M. Grant, Chairman
J. Christopher Lewis
Kimberly E. Ritrievi
Kirsten M. Volpi

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 17, 2015. Such proposals should be delivered to Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

        Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2016 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 17, 2015 and November 16, 2015. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

        In addition, the proxy solicited by the Board for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 16, 2015; and (2) on any proposal made in accordance with the bylaw provisions, if the 2016 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act.

PROXY SOLICITATION AND COSTS

        We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained The Proxy Advisory Group, LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay that firm $10,000, plus up to $3,000 in out-of-pocket expenses, for proxy solicitation services. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of

Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

        Once again this year, a number of brokers with account holders who beneficially own our common stock will be householding our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call the Investor Relations Department at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Investor Relations, telephone (626) 351-4664.

        Stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2014, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: TETRA TECH, INC., 3475 E. FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

 OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented for stockholder action at the 2015 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Senior Vice President, General Counsel and Secretary

Pasadena, California
January 15, 2015

TETRA TECH, INC.
2015 EQUITY INCENTIVE PLAN

        1.    Purpose.    The purpose of the Tetra Tech, Inc. 2015 Equity Incentive Plan is to promote the interests of the Company and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its service providers and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success.

        2.    Definitions.    The following definitions shall be applicable throughout the Plan:

          (a)   "Affiliate" means any entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company as determined by the Board in its discretion. The term "control," as used in this Plan, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. "Controlled" and "controlling" have meanings correlative to the foregoing.

          (b)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, Dividend Equivalent, and Performance Compensation Award granted under the Plan.

          (c)   "Award Agreement" means any agreement or other instrument (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Change in Control" means the first of the following:

              (i)  the purchase or other acquisition by any Person (as defined below), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Company's securities, not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates, representing 50 percent or more on a single date or during any 12 month period of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of the Board; provided, however, that if any Person has satisfied this requirement, the acquisition of additional Company securities by the same Person shall be construed as not triggering a Change of Control; and provided further, however, that an increase in the percentage of voting securities owned by any Person as a result of a transaction in which the Company acquires its voting securities in exchange for property shall not be treated as an acquisition of the Company's voting securities for purposes of this Section 2(d)(i);

             (ii)  the consummation of a reorganization, merger, or consolidation of the Company, if the Company's stockholders, in combination with any trustee or other fiduciary acquiring voting securities under an employee benefit plan of the Company or an Affiliate as part of such transaction, do not, immediately thereafter, own more than 50 percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities that is entitled to vote generally in the election of the directors; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of the Company's then outstanding securities shall not be a Change of Control under this Section 2(d)(ii); or

            (iii)  the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets in a single transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50 percent or more of the combined voting power of the outstanding voting securities of such entity generally entitled to vote in such entity's election of directors immediately after such sale.

        Notwithstanding the foregoing, in no event may there be more than one transaction or occurrence treated as a "Change in Control" for purposes of the Plan. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i)-(iv) with respect to such Award must also constitute a "change in control event," as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

          (f)    "Clawback Requirements" shall have the meaning set forth in Section 15(v) of the Plan.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

          (h)   "Committee" means the Compensation Committee of the Board or subcommittee thereof as may be appointed by the Board under Section 4(a) of the Plan, or such other committee of the Board consisting of at least two people as the Board may appoint to administer the Plan, or, if no such committee has been appointed by the Board, the Board.

          (i)    "Company" means Tetra Tech, Inc., a Delaware corporation, and any successor thereto.

          (j)    "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

          (k)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (l)    "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10(b) of the Plan.

          (m)  "Effective Date" means the date on which the Plan is first approved by the stockholders of the Company.

          (n)   "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

          (o)   "Eligible Person" means any (i) individual employed by the Company or any of its Affiliates; (ii) director of the Company or any of its Affiliates; (iii) consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act, or any other available exemption, as applicable; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once such person begins employment with or providing services to the Company or its Affiliates).

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto. Any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (q)   "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

          (r)   "Fair Market Value" means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following:

              (i)  If, on such date, Shares are listed on one or more established U.S. national or regional securities exchanges, the Fair Market Value of a Share shall be the closing price of a Share as quoted on such exchange constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable (or, if no such closing price is reported, the closing bid).

             (ii)  Notwithstanding clause (i) above, the Committee may, in its discretion, determine the Fair Market Value of a Share on the basis of the opening, closing, or average of the high and low sale prices of a Share on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving Shares as reported on an established U.S. national or regional securities exchange, or on any other basis consistent with the requirements of Section 409A of the Code.

            (iii)  The Committee may vary its method of determining Fair Market Value as provided in this Section for purposes of different provisions under the Plan. The Committee may delegate its authority to establish Fair Market Value for purposes of determining whether sufficient consideration has been paid to exercise Options or SARs or for purposes of any other transactions involving outstanding Awards.

          (s)   "Immediate Family Members" shall have the meaning set forth in Section 15(b) of the Plan.

          (t)    "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

          (u)   "Indemnifiable Person" shall have the meaning set forth in Section 4(e) of the Plan.

          (v)   "Nonqualified Stock Option" means an Option that is not designated by the Committee as an Incentive Stock Option.

          (w)  "Option" means an Award granted under Section 7 of the Plan.

          (x)   "Option Period" has the meaning given such term in Section 7(c) of the Plan.

          (y)   "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

          (z)   "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

          (aa) "Performance Criteria" shall mean the criterion or criteria under Section 11(c) that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

          (bb) "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

          (cc) "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

          (dd) "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

          (ee) "Permitted Transferee" shall have the meaning set forth in Section 15(b) of the Plan.

          (ff)  "Person" means a "person" as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto; provided, however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (gg) "Plan" means the Tetra Tech, Inc. 2015 Equity Incentive Plan.

          (hh) "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

          (ii)   "Restricted Stock" means Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (jj)   "Restricted Stock Unit" means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (kk) "SAR Period" has the meaning given such term in Section 8(b) of the Plan.

          (ll)   "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (mm)  "Share" means a share of the Company's common stock, par value $0.01 per share.

          (nn) "SEC" means the Securities and Exchange Commission.

          (oo) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

          (pp) "Stock Bonus Award" means an Award granted under Section 10(a) of the Plan.

          (qq) "Strike Price" means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

          (rr)  "Substitute Award" has the meaning given such term in Section 5(e).

        3.    Effective Date; Duration.    The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

        4.    Administration.

          (a)   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Unless otherwise provided in the Company's bylaws or the Committee's charter, (i) a majority of the members of the Committee shall constitute a quorum, and (ii) a vote of a majority of the members (assuming the presence of a quorum) or the unanimous written consent of the Committee members shall constitute action by the Committee.

          (b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the Fair Market Value; (v) determine the terms and conditions of any Award and any amendments thereto; (vi) determine whether, to what extent, and under what circumstances Awards may vest, be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (xi) make Awards to foreign employees and others in consideration of foreign laws as contemplated by Section 15(z); and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

          (c)   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except (i) the ability to accelerate the vesting of any Award and (ii) for grants of Awards to persons (A) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (B) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

          (d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

          (e)   No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

          (f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

        5.    Grant of Awards; Shares Subject to the Plan; Limitations.

          (a)   The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Dividend Equivalents and/or Performance Compensation Awards to one or more Eligible Persons.

          (b)   Subject to Section 12, the maximum number of Shares that may be issued or transferred pursuant to Awards under the Plan will be 5,000,000 Shares. Each Share subject to an Option or SAR shall count against the maximum number of Shares under this Section 5(b) as one Share, and each Share subject to any other type of Award shall count against the maximum number of Shares under this Section 5(b) as 3.0 Shares. The Company may satisfy its obligations under any award granted under the Plan by issuing new shares or treasury shares. The following rules apply for counting Shares against the maximum number of Shares under this Section 5(b):

              (i)  Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Stock that is forfeited shall again be available for grant under the Plan.

             (ii)  The full number of Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.

            (iii)  Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan other than with respect to Options or SARs, Shares tendered to pay the exercise price of an Option, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.

          (c)   Awards granted under the Plan shall be subject to the following limitations, which shall be subject to Section 12 of the Plan: (i) no more than 500,000 Shares may be granted as Incentive Stock Options, to any single Participant during a single calendar year; (ii) no more than 1,000,000 Shares may be subject to Options and SARs granted pursuant to Section 7 and Section 8 of the Plan to any single Participant during a single calendar year; and (iii) no more than 500,000 Shares may be subject to Performance Compensation Awards granted pursuant to Section 11 of the Plan (excluding Options and SARs) to any single Participant during a single calendar year or, in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 500,000 Shares on the last day of the Performance Period to which such Award relates; provided, however, that the amount of the unused annual limit with respect to the previous calendar year under the Plan beginning on or after January 1, 2016 for an Award denominated in Shares shall be added to the maximum applicable annual per-Participant Share limit.

          (d)   At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares. Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase, or a combination of the foregoing.

          (e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or its Affiliates or with which the Company or its Affiliates combines ("Substitute Awards") in a manner intended to satisfy the provisions of Section 424(a) and Section 409A of the Code. The number of Shares underlying any Substitute Awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.

          (f)    Except with respect to a maximum of (5%) of the Shares authorized under Section 5(b), as of March 5, 2015, as may be adjusted under Section 12, any Award granted under the Plan that vests on the basis of the Participant's continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Award that vests upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months, provided that vesting may be shortened in the case of death, disability, retirement or Change in Control as set forth in an Award Agreement or determined by the Committee. Notwithstanding the foregoing, this limit shall not be applicable to any Awards to newly-hired employees, Substitute Awards and non-employee members of the Board.

        6.    Eligibility.    Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its sole discretion, to participate in the Plan. An Eligible Person shall not have a right to receive an Award due to previously receiving one or more Awards under the Plan or any prior equity incentive plan maintained by the Company.

        7.    Options.

          (a)    Generally.    Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

          (b)    Exercise Price.    Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price ("Exercise Price") per Share for each Option shall not be less than 100% of the Fair Market Value of such Share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the Exercise Price per Share shall not be less than 110% of the Fair Market Value per Share on the Date of Grant; and provided, further, that a Nonqualified Stock Option may be granted with an Exercise Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

          (c)    Vesting and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company's insider trading policy (or Company-imposed "blackout period") or would otherwise violate an applicable federal, state, local or foreign law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition or violation; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option.

          (d)    Method of Exercise and Form of Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a "net exercise" method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares for which the Option was exercised. Any fractional Shares shall be settled in cash.

          (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Share acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Share before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

          (f)    Compliance With Laws, etc.    Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

          (g)    Net Exercise of In-the-Money Options on the Expiration Date.    Notwithstanding the foregoing, the Committee may provide in its sole direction and in such manner as it determines appropriate for in-the-money Options to be exercised on their expiration date (as defined below) by using a net exercise and for the Company to withhold Shares from such Award to satisfy applicable minimum tax withholding requirements. For purposes of this Section 7(g), (i) the "expiration date" shall be the last day on which an Option may be exercised under the terms of the applicable Award Agreement and (ii) an "in-the-money Option" means an Option in which the Fair Market Value of a Share is greater than the Exercise Price per Share on the expiration date.

        8.    Stock Appreciation Rights.

          (a)    Generally.    Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

          (b)    Vesting and Expiration.    A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR.

          (c)    Method of Exercise.    SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, rules similar to those in Section 7(g) (regarding a Net Exercise of In-the Money Options on the Expiration Date) may be applied by the Committee in its sole discretion to SARs when the Fair Market Value of a Share is greater than the Strike Price per Share on the last day on which a SAR may be exercised under the terms of the applicable Award Agreement.

          (d)    Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee at the Date of Grant. Any fractional Shares shall be settled in cash.

        9.    Restricted Stock and Restricted Stock Units.

          (a)    Generally.    Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

          (b)    Book Entry and Stock Certificates; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued, or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company's directions, and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such Shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

          (c)    Vesting.    The Restricted Period shall lapse in such manner and on such date or dates determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Units.

          (d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

              (i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Share). Participants holding shares of Restricted Stock shall be entitled to receive dividends and other distributions paid with respect to such Shares as follows unless otherwise provided in the Award Agreement:

              (A)  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Restricted Stock with respect to which they were paid.

              (B)  If any such dividends or distributions are paid in cash, the Award Agreement shall specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Restricted Period and paid or forfeited when the related Restricted Stock vests or is forfeited.

             (ii)  Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, allow Participants to elect to defer the delivery of Shares beyond the expiration of the Restricted Period in compliance with Section 409A of the Code.

          (e)    Legends on Restricted Stock.    Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Shares:

          TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TETRA TECH, INC. 2015 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN TETRA TECH, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TETRA TECH, INC.

        10.    Stock Bonus Awards; Dividend Equivalents.

          (a)    Stock Bonus Awards.    The Committee may issue unrestricted Shares, or other Awards denominated in Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

          (b)    Dividend Equivalents.    Dividend Equivalents may be granted by the Committee based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. No Dividend Equivalent shall be payable with respect to any Award unless specified by the Committee in the Award Agreement.

        11.    Performance Compensation Awards.

          (a)    Generally.    The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under

  Section 162(m) of the Code. Notwithstanding anything to the contrary in the Plan, the Committee shall have no obligation to grant any Award in the form of "performance-based compensation" under Section 162(m) of the Code.

          (b)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (c)    Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and may include any of the following: (i) net earnings or net income (before or after taxes); (ii) net income from operations; (iii) basic or diluted earnings per Share (before or after taxes); (iv) net revenue or net revenue growth (in each case, whether or not net of subcontractor costs); (v) gross revenue or gross revenue growth (in each case, whether or not net of subcontractor costs); (vi) gross profit or gross profit growth; (vii) net interest margin; (viii) operating profit (before or after taxes); (ix) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales); (x) cash flow measures (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital), which may but are not required to be measured on a per-Share basis; (xi) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (xii) Share price (including, but not limited to, growth measures or total stockholder return); (xiii) expense targets, cost reduction goals or general and administrative expense savings; (xiv) achieving specified improvements in collection of outstanding account receivable or specified reductions in write-offs; (xv) achieving a target days sales outstanding (DSO) level; (xvi) gross or net operating margins; (xvii) productivity ratios; (xviii) operating efficiency; (xix) measures of economic value added or other "value creation" metrics; (xx) enterprise value; (xxi) stockholder return; (xxii) client retention; (xxiii) employee retention; (xxiv) competitive market metrics; (xxv) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations or meeting business unit or project budgets); (xxvi) objective measures of customer satisfaction; (xxvii) working capital targets; (xxviii) asset growth; (xxix) dividend yield and dividend growth; (xxx) cost of capital, debt leverage, year-end cash position or book value; (xxxi) strategic objectives, including revenue and margin targets; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period's Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more of its Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more of its Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a

  Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

          (d)    Modification of Performance Goal(s).    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first ninety (90) days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

          (e)    Payment of Performance Compensation Awards.

            (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

            (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

            (iii)    Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period.

          (f)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

        12.    Changes in Capital Structure and Similar Events.    In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

            (i)  adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

           (ii)  subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

          (iii)  subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of any outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per Share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of any outstanding Restricted Stock, Restricted Stock Unit, Stock Bonus Award, or other Award denominated in Shares, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Award or the underlying Shares subject thereto.

For the avoidance of doubt, in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

        13.    Effect of Change in Control.    Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

          (a)   the then outstanding Options and SARs shall become immediately exercisable as of a time immediately prior to the Change in Control;

          (b)   the Restricted Period shall expire as of a time immediately prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

          (c)   Performance Periods in effect on the date the Change in Control occurs shall end on such date, and (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee's determination of the degree of attainment of the Performance Goals, or by assuming that the applicable "target" levels of performance have been attained or on such other basis determined by the Committee; and

          (d)   cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Shares subject to their Awards.

        14.    Amendments and Termination.

          (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 4(e) shall apply with respect to any action or omitted to be taken by an Indemnifiable Person under the Plan or any Award Agreement prior to such amendment; (ii) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (iii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant, holder or beneficiary.

          (b)    Amendment of Award Agreements.    The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, and (ii) the Committee may not cancel any outstanding Option or SAR in order to replace it with a new Option, SAR or other Award, and the Committee may not take any other action that is considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted or that would result in cancellation of any Option or SAR with an Exercise Price or Strike Price, as the case may be, above the current Fair Market Value of a Share in exchange for cash or other property.

          (c)    Extension of Termination Date.    If the exercise of the Option following the termination of the Participant's employment or service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(c) and (ii) the expiration of a period of thirty (30) days after the termination of the Participant's employment or service during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

          (d)    Restriction on Grant of Awards.    No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

        15.    General.

          (a)    Award Agreements.    Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, administrators, beneficiaries, successors and assigns of the Participant.

          (b)    Nontransferability.

              (i)  Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

             (ii)  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee in its sole discretion, or (2) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

            (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the satisfaction of any applicable vesting conditions and consequences of the termination of the Participant's employment by, or services to, the Company or one of its Affiliates under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or SAR shall be exercisable by the Permitted Transferee only if such Option or SAR has vested due to the Participant's satisfaction of the applicable vesting criteria and only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

          (c)    Tax Withholding.

              (i)  A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

             (ii)  Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

          (d)    No Claim to Awards; No Rights to Continued Employment; Waiver.    No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

          (e)    International Participants.    With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

          (f)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

          (g)    Termination of Employment/Service.    Unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with any of its Affiliates (or vice-versa) shall be considered a termination of employment or service with the Company or such Affiliate; and (ii) if a Participant's employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company and its Affiliates.

          (h)    No Rights as a Stockholder.    Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued or delivered to that person or registered in the name of that person in book-entry form.

          (i)    Government and Other Regulations.

              (i)  The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such Shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

             (ii)  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Shares from the public markets, the Company's issuance of Shares to the Participant, the Participant's acquisition of Shares from the Company and/or the Participant's sale of Shares to the public markets, illegal or impractical after the Company has used commercially reasonable efforts to comply with applicable law. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

          (j)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (k)    Nonexclusivity of the Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

          (l)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (m)    Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

          (n)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

          (o)    Governing Law.    Except to the extent that provisions of the Plan are governed by applicable provisions of the Code, the Exchange Act or other substantive provisions of federal law, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (p)    Severability.    If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (q)    Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

          (r)    Code Section 162(m) Approval.    If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

          (s)    Other Agreements.    Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

          (t)    Payments.    Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Shares under any Award made under the Plan.

          (u)    Non-Qualified Deferred Compensation.

              (i)  It is intended that this Plan and Awards hereunder shall be administered, operated and interpreted in a manner so that Awards are either exempt from or comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (A) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (B) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. It is intended that actions taken under this

    Plan shall not result in an Award failing to comply with Section 409A of the Code, to the extent Section 409A is applicable to such Award. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to this Section 15(u).

             (ii)  With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan are designated as separate payments.

            (iii)  Notwithstanding anything in the Plan to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code and which would otherwise be payable upon the Participant's "separation from service" (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" or, if earlier, the Participant's date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum, without interest, on the earliest date permitted under Section 409A of the Code that is also a business day.

          (v)    Claw-back Requirements.    Notwithstanding any other provision of the Plan to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the "Clawback Requirements"), if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the amount of any payment received with respect to an Award under the Plan during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the Participant under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

          (w)    No Liability with Respect to Any Corporate Action.    Subject to Section 15(u), nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or any of its Affiliates to be appropriate or in its best interest, and no Participant or beneficiary of a Participant will have any claim against the Company or any of its Affiliates as a result of any such corporate action.

          (x)    Affiliate Employees.    In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the Shares to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

          (y)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

          (z)    Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TETRA TECH, INC. C/O COMPUTERSHARE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. P.O. BOX 43070 PROVIDENCE, RI 02940-3070 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the All All The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 Dan L. Batrack 06 Albert E. Smith 02 Hugh M. Grant 07 J. Kenneth Thompson 03 Patrick C. Haden 08 Richard H. Truly 04 J. Christopher Lewis 09 Kirsten M. Volpi 05 Kimberly E. Ritrievi The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 To vote on an advisory resolution to approve executive compensation; 3 To approve the Company's 2015 Equity Incentive Plan; 4 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000223658_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com . TETRA TECH, INC. Annual Meeting of Stockholders March 05, 2015, 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PST on 03/05/2015, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000223658_2 R1.0.0.51160